Registration No. 333-106839


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 7 to
                                   Form SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

                                     Nevada
            --------------------------------------------------------
            (State or jurisdiction of incorporation or organization)

                                      5075
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   88-0492134
                      -------------------------------------
                      (I.R.S. Employer Identification No.)

114 West Magnolia Street, Suite 400-142          Suite 200, 10125 199B Street
         Bellingham, WA 98225                     Langley, BC Canada V1M 3W9
        Telephone: 360-392-3902                     Telephone: 604-882-6520
        Telecopy: 360-733-3941                      Telecopy: 604-882-6521
----------------------------------------       ---------------------------------
 (Address and telephone number of               (Address and telephone number of
    principal executive offices)                  principal place of business)

                           Jason McDiarmid, President
                     114 West Magnolia Street, Suite 400-142
                              Bellingham, WA 98225
                             Telephone: 360-392-3902
                             Telecopy: 360-733-3941
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 James R. Kruse
                                 Kevin C. Timken
                        Kruse Landa Maycock & Ricks, LLC
                          Eighth Floor, Bank One Tower
                                50 West Broadway
                           Salt Lake City, Utah 84101
                             Telephone: 801-531-7090
                             Telecopy: 801-531-7091

 As soon as practicable after the effective date of this registration statement.
                (Approximate date of proposed sale to the public)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   Subject To Completion, Dated July 9, 2004

The information contained in this preliminary prospectus is not complete and may be changed. The Company and selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                7,500,000 Shares
                     Essential Innovations Technology Corp.
--------------------------------------------------------------------------------
This prospectus relates to our offer and sale of 4,500,000 shares of common stock to provide a portion of the capital we need. This is a "best-efforts" offering. There is no minimum number of shares that must be sold. This offering will continue until all 4,500,000 shares are sold, which we expect to occur within two years of the initial effective date of this registration statement, or until we terminate the offering, whichever occurs first.

This prospectus also relates to the resale of up to 3,000,000 shares of common stock held by the selling stockholders. The selling stockholders who are our officers, directors or affiliates may offer and sell such shares using this prospectus at a fixed offering price of $1.25 per share for the duration of the offering. The other selling stockholders may offer and sell such shares using this prospectus in transactions at a fixed offering price of $1.25 per share until our common stock is traded on the OTC Bulletin Board or other securities exchange, at which time the selling stockholders may sell shares in transactions:
         (i)   in the over-the-counter market or otherwise;
         (ii) at market prices, which may vary during the offering period, or at negotiated prices; and
         (iii) in ordinary brokerage transactions, in block transactions, in privately-negotiated transactions, or otherwise.

The selling stockholders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.

We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the sale of the shares pursuant to this prospectus, which we estimate will total approximately $150,000.

An investment in our shares involves certain risks. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Our common stock is not traded in any established trading market. No securities broker or dealer has agreed to make a market for our common stock after this offering. We cannot assure that any viable trading market will exist for our common stock following this offering.

                                   Price to      Underwriting     Proceeds to
                                    Public         Discount       Company(1)
------------------------------ --------------- ---------------- ----------------
Per Share.....................      $1.25             --           $5,625,000
  Total.......................      $1.25             --           $5,625,000
============================== =============== ================ ================
(1) This amount does not reflect the costs of the offering, which are estimated to be $150,000. These proceeds are based upon our proposed offer and sale of 4,500,000 shares of common stock; we will receive no proceeds from the offer and sale of up to 3,000,000 shares of stock held by the selling stockholders.
--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is __________________, 2004.

                         Prospectus Summary Information

         This prospectus summary contains an overview of the information from the prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the Risk Factors section beginning on page 4, in its entirety before making an investment decision.

         As used in this prospectus, the terms "we," "us" and "our" refer to Essential Innovations Technology Corp., a Nevada corporation, and our wholly owned subsidiaries, Essential Innovations Corporation, a Canadian corporation, and Essential Innovations Asia Ltd., a Hong Kong company.

Essential Innovations Technology Corp.

         Essential Innovations Technology Corp. is providing eco-friendly lifestyle enhancement technologies for the betterment of energy, water, air and health. Our primary efforts are focused on the commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System, which uses efficient geothermal heat exchange, or geoexchange, technology at its core and is currently being used to heat and cool our Canadian research and development plant.

Financial Condition and Ability To Continue as a Going Concern

         We are a development-stage company and have had only minimal revenue from operations. For the fiscal year ended October 31, 2003, we incurred a net loss of approximately $2.4 million, and our cumulative loss from our inception through October 31, 2003, was approximately $3.2 million. At October 31, 2003, we had a net stockholders' deficit of approximately $339,000. Accordingly, the independent auditors' reports accompanying our audited consolidated financial statements as of fiscal years ended October 31, 2003 and 2002, included in this prospectus, states that conditions exist that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See consolidated financial statements.

Our Business

     EI Elemental Heat Energy System

         We are currently focused on commercialization of our EI Elemental Heat Energy System. For nearly two years we have been using a prototype to both heat and cool our research and development headquarters in Langley, British Columbia, and we are now installing prototypes into pilot projects in the field for further testing prior to full-scale commercialization targeted for late 2004.

         The core technology of our EI Elemental Heat Energy System is a geothermal heat pump, referred to in the industry as a geoexchange or heat exchange technology. Over time, we intend to add a number of enhancements to the core technology; however, the EI Elemental Heat Energy System is a complete and functional system using only the core technology.

         We continue to seek potential land acquisitions that would provide us the opportunity to participate in potential eco-sustainable development of the land that would incorporate our EI Elemental Heat Energy System as well as potential other technologies. We believe such a demonstration development would allow us to test the installation and production aspects of our technologies, market a project, and offer a new environmentally sensitive method of development to other home and resort developers.

     Other Technology

         We also are developing a line of water treatment and purification systems. These units can be designed to meet the water quality requirements of municipal or rural water for residential or commercial applications at the point at which the water enters the building.

     Marketing and Distribution Agreements with SOTA Instruments Inc.

         Our Asian subsidiary holds an international marketing agreement with SOTA Instruments Inc., a Canadian company, for the exclusive, non-North American rights to certain consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary has agreed to identify and recruit persons or entities to act as product distributors under exclusive distribution agreements with SOTA for the sale of SOTA's consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary will not sell SOTA's consumer wellness products, but will be paid a commission on sales made by the distributors it identifies.

         We believe there is a significant market for these products outside North America, particularly in the Asian market, and that the marketing of such products may potentially provide early-stage cash flow to assist us in offsetting the research and development costs of the alternative energy products we are currently developing.

History and Corporate Information

         Essential Innovations Technology Corp. was incorporated on April 4, 2001, under the laws of the state of Nevada. Our wholly owned subsidiaries are Essential Innovations Corporation, federally incorporated under the laws of Canada on February 9, 2001, to perform research and development for the EI Elemental Heat Energy System, and Essential Innovations Asia Ltd., a Hong Kong company incorporated on April 9, 2002, to market SOTA's consumer wellness products.

         Our United States office is located at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225. Our telephone number is 360-392-3902 and our facsimile number is 360-733-3941. Our administrative, research and development facility is located at Suite 200, 10125-199B Street, Langley, British Columbia, Canada V1M 3W9. Our telephone number at that facility is 604-882-6520 and our facsimile number there is 604-882-6521.

         Currently, our principal place of business is located at our administrative, research and development facility in British Columbia, as are the majority of our executive officers and substantially all of our physical assets.

Summary Consolidated Financial Data

         The following summary of historical consolidated financial information for the six-month period ended April 30, 2004, the fiscal years ended October 31, 2003 and 2002, and from the date of inception through April 30, 2004, is derived from our unaudited and audited consolidated financial statements included in this prospectus:

                                                         Three          Fiscal          Fiscal
                                                     Months Ended     Year Ended      Year Ended       Cumulative
                                                      January 31,     October 31,     October 31,        (Since
                                                         2004            2003            2002          Inception)
                                                     --------------  --------------  --------------  ---------------
STATEMENT OF OPERATIONS DATA:
   Sales..........................................    $         --     $         --     $     8,544     $     8,544
   Loss for the period............................         907,221        2,410,137         613,341       4,113,305
   Loss per share-basic and diluted...............            0.08             0.23            0.07            0.41
   Weighted average shares........................      11,531,676       10,583,026       9,394,841      10,017,920

BALANCE SHEET DATA (as at):
   Working capital (deficit)......................    $   (542,213)    $   (413,233)    $  (220,408)    $  (542,213)
   Total current assets...........................         (29,934)          29,619           6,568          29,934
   Long-term debt.................................              --               --              --              --
   Total stockholders' equity (deficit)...........        (496,734)        (338,735)       (186,340)       (496,734)

                                  Risk Factors

Risk Factors Relating to our Business

         We are insolvent, are in arrears on current accounts and on salaries and wages to our employees, and may fail to continue as a going concern.

         We have incurred substantial operating losses and negative cash flows from operations since inception, and our obligations and commitments for the year ended October 31, 2003, exceeded the cash we had available. We are currently insolvent and we are in arrears on our current accounts and on salaries and wages to our employees. As a result of these conditions, substantial doubt exists about our ability to continue as a going concern, which has been noted by our auditors in their reports on our consolidated financial statements for the year ended October 31, 2003 and 2002.

         We currently have no significant operating capital and are dependent upon the success of this offering to be able to implement our business plan.

         We presently have no significant operating capital and are substantially dependent upon receipt of the proceeds from our sale of a substantial number of shares of this offering to provide the capital necessary to execute our business plan. We believe that we will need to sell at least 1,500,000 shares in this offering for net proceeds of approximately $1,875,000 to be able to bring our EI Elemental Heat Energy System to market and meet our preliminary production targets by the end of fiscal year 2004. No person has committed to purchase any shares in this offering, and we have no commitments for other funding. There is no minimum offering amount, and we cannot provide any assurance that we will raise any meaningful amount of capital in this offering. In the event that the proceeds from this offering are not sufficient, we will need to seek additional financing from commercial lenders or other sources, for which we have no commitments or arrangements, or we will be required to delay the implementation of our business plan.

         Our current liabilities continue to increase, and if those to whom we owe accounts and notes payable were to demand payment, we would be unable to do so.

         At April 30, 2004, we had total current liabilities of approximately $572,000, including accounts payable at approximately $241,000, accrued expenses of approximately $54,000, accrued wages to executive officers of approximately $66,000, and notes payable to related parties and amounts due to stockholders of approximately $211,000. As of the same date, we had cash of only approximately $6,542. If those to whom these payments are due were to demand immediate payment, as they are entitled to do, we would be unable to make the required payment and would be subject to liability if our creditors chose to enforce their rights, which could result in our bankruptcy and liquidation, at worst. Under such a scenario, our assets would be distributed to our creditors leaving nothing to be distributed to our stockholders.

         We cannot assure that we will be able to commercialize our prototype EI Elemental Heat Energy System.

         We have only completed the construction and successful testing of the core technology of our proprietary EI Elemental Heat Energy System prototype and have not yet completed installation of a pilot project. We may be unable to transition this prototype into an effective or commercially feasible and competitive process. Further, we may be unable to develop or commercialize some or all of our planned enhancements to the EI Elemental Heat Energy System. We may be unable to compete with other manufactures of similar products whether or not we are able to include those enhancements in our EI Elemental Heat Energy System.

         We have not obtained approvals for our EI Elemental Heat Energy System from either the Canadian Underwriters Laboratories or Underwriters Laboratories, and if we are unable to do so, our ability to obtain market acceptance may be limited.

         We intend to submit our EI Elemental Heat Energy system to the Canadian Underwriters Laboratories ("CUL"), Underwriters Laboratories, Inc. ("UL"), or both, for approval, but we have not yet submitted it to either body. It is possible that we will be unable to obtain one or both of these approvals, and such a failure would likely reduce the acceptance of our EI Elemental Heat Energy System in the market.

         Sales of consumer wellness products may expose us to substantial liability.

         If we are able to sell consumer wellness products, those products may not have the desired levels of effectiveness or, in fact, may not be effective at all. It is possible, therefore, that we may be exposed to claims for refunds from consumers that do not believe they have achieved the anticipated results. Further, there is always the possibility of unanticipated side effects from the use of the consumer wellness products. Such side effects could result in liability to individual consumers and regulatory action from governmental agencies that could substantially impair our consumer wellness products business.

         Our officers and directors are subject to conflicts of interest, and there is a risk that they will place their interests ahead of ours.

         Dr. David Rezachek and Peter Bond, directors, offer consulting services or are associated with other organizations that may be involved with researching, developing or marketing products that are similar to the products we propose to develop and market. We do not have confidentiality or noncompetition agreements with these directors to limit them from working on or consulting on the development of similar technologies. William Baumgartner is the owner of certain technology that we may attempt to acquire. From time to time, such associations may give rise to conflicts of interest that may not be resolved in our favor.

         We may not succeed if we are unable to attract employees and retain the services of our key personnel.

         Our performance is substantially dependent on retaining current management and key personnel and on recruiting and hiring additional management and key personnel. In particular, as we continue adapting our new technology to commercial applications, we will rely on the technical expertise of Steve Wuschke, our chief technical officer, and the business development experience of Jason McDiarmid, our chief executive officer. If we are unable to retain Mr. Wuschke or Mr. McDiarmid, or if we are unable to hire suitable sales, marketing and operational personnel, we may not be able to successfully develop, improve, market and sell products based on this new technology. We have not obtained key man life insurance on our officers or directors. Competition for individuals with the qualifications that we require is intense, and we may not be able to attract, assimilate or retain these highly qualified people. The failure to attract, integrate, motivate and retain these employees could harm our business.

         It may be difficult for our stockholders to enforce any civil liabilities against us or our officers or directors because many of our officers and substantially all of our operations are currently outside the United States.

         Many of our assets are located outside the United States, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

         If we are unable to protect our intellectual property rights, we may be unable to compete successfully.

         We believe that our success will be dependent to a large extent on proprietary features of our EI Elemental Heat Energy System. We expect that we may continue to use proprietary technologies for future product enhancements. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. We have not patented any of our technologies or methods or obtained any copyright or trademark protection, and we have not entered into confidentiality or noncompetition agreements with any of our officers, directors or employees. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where applicable laws may not protect our proprietary rights as fully as in the United States. We may be unable to adequately protect our proprietary technology and preclude competitors from independently developing products with functionality or features similar to those of our products.

         We will be exposed to the risk of product liability claims related to the EI Elemental Heat Energy System.

         Any sales of the EI Elemental Heat Energy System will carry significant risks of product liability. We anticipate that purchasers of the EI Elemental Heat Energy System will rely on it for heating and cooling purposes and any failures of the system may cause them damage. We may be unable to obtain product liability insurance or, if we are able to do so, we may be unable to do so at rates that will make it cost-effective. Any successful product liability claim made against us could substantially reduce or eliminate any economic return to our stockholders or us.

         We have chosen to limit the liability of our directors and indemnify our officers and directors to the maximum extent permitted by law, which may result in costs to our Company.

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Any such claim for indemnification, however, may result in significant costs to us. If we permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

         Our directors, executive officers and major stockholders exercise significant control over our Company, which will significantly limit the ability of purchasers in this offering to exercise any control over our Company.


         As of July 8, 2004, the directors, executive officers and holders of 5% or more of our outstanding common stock together beneficially owned 6,337,169 shares, or approximately 52.6%, of our outstanding common stock. These stockholders are able to control all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.


         Fluctuations in the value of the United States dollar as compared to other currencies may affect our financial performance.

         We expect a substantial portion of our revenues to be based on sales and services rendered to customers outside the United States in Canada and Asia. As a result, if the relative strength of the dollar increases as related to the value of the Canadian dollar and the relevant Asian currency, our financial performance would likely be adversely affected and it would become more difficult to compete with entities whose operations were conducted outside the United States in the relevant currencies. We have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, they may not be cost-effective or fully offset such future currency risks.

Risk Factors Relating to our Common Stock

         There is no established trading market for our securities and such a market may never develop, which would mean that investors might be unable to sell our securities.

         There is currently no public market for our common stock. No one has committed to commence a trading market, and we cannot assure a public market will ever develop. If such a market does develop, our common stock may never trade at or above the offering price.

         There are additional shares of common stock available for future sale, which may adversely affect the price and liquidity of shares purchased in this offering in any public trading market that may develop.

         The sale or potential sale of shares of common stock by our present stockholders could have an adverse effect on any trading market for our common stock that may exist in the future. Of the 12,049,244 shares of common stock currently issued and outstanding, nearly 10.0 million shares were issued in excess of one year ago and more than 8.0 million of those were issued more than two years ago. All of such shares were issued without registration under the Securities Act and are "restricted securities," as that term is defined under the Securities Act. However, after one year has passed after such securities were last purchased from us or one of our affiliates, such shares may be available for resale from time to time by means of ordinary brokerage transactions or to market makers in any trading market that may develop pursuant to Rule 144 under the Securities Act, subject to the requirements and limitations imposed by Rule 144. After two years have passed after such securities were last purchased from us or one of our affiliates, such shares can be sold by nonaffiliates without complying with any of the provisions of Rule
144. The possibility of such resales may have a depressive effect on the price and liquidity of our common stock.

         Investors purchasing our common stock in this offering will be subject to substantial and immediate dilution.

         Persons purchasing common stock will likely suffer a substantial and immediate dilution to the net tangible book value of their shares below the purchase price. See Dilution and Comparative Data beginning on page 11.

         There are certain rules applicable to our common stock as a "penny stock," and those rules may limit the liquidity and the resale of our common stock.

         The Securities and Exchange Commission, or the SEC, has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5 per share that are not quoted on a securities exchange or Nasdaq or which do not meet other substantive criteria. Under these rules, our common stock is currently classified as a penny stock. As a penny stock, our common stock is currently subject to rules promulgated by the SEC that impose additional sales practice requirements on broker-dealers that might sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the SEC.

These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. If a trading market for our common stock develops, these rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

         There has been no independent due diligence review related to this offering, potential investors cannot rely on any analysis but their own, and there is a risk that such an analysis will be insufficient.

         No securities broker-dealer or other person has been engaged to perform any due diligence or similar review of us, of our common stock, or of this offering on behalf of persons that may purchase common stock in this offering or any other person. Potential investors must therefore rely on their own analysis without the benefit of any objective third-party review of our Company, our common stock, and the statements made in this prospectus. Accordingly, there is a risk that potential investors will be unable to determine whether the price at which we are offering our common stock is reasonable or whether the statements we have made herein are accurate and complete.

         There are substantial options and warrants outstanding, which may limit our ability to obtain financing in the future and which may be exercised when the effect would be to depress the price of the common stock.

         We have issued and outstanding options and warrants to purchase up to an additional 5,510,000 shares of common stock, with the 5,260,000 options having a weighted average exercise price of approximately $0.76 per share and the 250,000 warrants having a weighted average exercise price of approximately $0.25 per share. The existence of such options and warrants may prove to be a hindrance to future financing, and the exercise of options and warrants may further dilute the interests of the stockholders. The possible future resale of common stock issuable on the exercise of such options and warrants could adversely affect the price of our common stock in any trading market that might develop. Further, the options and warrants may be exercised at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.


                           Forward-Looking Statements

         This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements.

         Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.

         The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this document. The forward-looking statements included in this document are made only as of the date of this document.

                                 Use of Proceeds

         No person has committed to purchase any shares offered by us in this offering, and we cannot assure that we will receive any proceeds from this offering. The following table illustrates the amount of net proceeds to be received by us on the sale of common stock and the intended uses of such proceeds in their order of priority. For illustrative purposes only, the first column assumes the sale of 1,500,000 shares of common stock, the second column assumes the sale of 3,000,000 shares of common stock, and the third column assumes the sale of all 4,500,000 shares of common stock offered by us:

                                                                                Assume Sale of
                                                           1,500,000 Shares    3,000,000 Shares    4,500,000 Shares
                                                           ----------------    ----------------    ----------------
Gross proceeds that would be received assuming
  the sale of the number of shares indicated............        $1,875,000          $3,750,000          $5,625,000
Less offering costs.....................................          (150,000)           (150,000)           (150,000)
                                                                ----------          ----------          ----------
  Net proceeds..........................................        $1,725,000          $3,600,000          $5,475,000

General and administrative expenses(1)..................        $  422,853          $1,227,853          $1,802,853
Product development, commercialization and marketing....           730,000           1,500,000           2,300,000
Reduction of current liabilities........................           572,147             572,147             572,147
Potential other property acquisitions...................                --             300,000             800,000
                                                                ----------          ----------          ----------
    Total uses..........................................        $1,725,000          $3,600,000          $5,475,000
                                                                ==========          ==========          ==========
_____________

(1) This amount includes salaries to be paid to our executive officers from May 1, 2004, forward.
(2) This amount includes accrued salaries and fees to be paid to our executive officers of $73,141 and $210,843 of loans payable to stockholders.

         To the extent that we receive insufficient net proceeds from this offering of our common stock, we will restrict our expenditures by implementing cost-cutting measures to reduce general and administrative expenses, slowing the level of product development, particularly enhancements to the core technology of our EI Elemental Heat Energy System, slowing our commercialization and marketing efforts, and continuing to defer accrued current liabilities.

         We may seek to acquire additional property for further development and commercialization of our EI Elemental Heat Energy System.

         There can be no assurance that any shares of common stock will be sold or that we will receive any net proceeds from this offering.

         Pending the use of the net proceeds from the offering, any such funds will be invested in investment-grade, short-term, interest-bearing securities, including government obligations and other money market instruments.

                        Common Stock and Dividend Policy

Common Stock

         There is no public trading market for our common stock.


         As of July 8, 2004, we had 12,049,244 shares of common stock issued and outstanding. Of those shares, more than 8.0 million shares were issued more than two years ago, and nearly 10.0 million shares were issued more than one year ago, all of which may be eligible for resale subject to the requirements and limitations imposed by Rule 144. We do not have any preferred stock issued and outstanding. We are registering the resale of 3,000,000 shares of common stock for the selling stockholders identified in this registration statement.


         We have reserved for issuance 5,510,000 shares of common stock upon the exercise of issued and outstanding options and warrants.


         As of July 8, 2004, there were approximately 140 holders of our common stock.


Penny Stock Regulations

         Our stock is presently regulated as a penny stock and broker-dealers will be subject to such regulations that impose additional requirements on us and on broker-dealers that want to publish quotations or make a market in our common stock. See Risk Factors: Risks Related to our Common Stock-- There are certain rules applicable to our common stock as a "penny stock," and those rules may limit the liquidity and the resale of our common stock.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.

                          Dilution and Comparative Data

Dilution

         As of April 30, 2004, we had an unaudited net tangible book deficiency (total tangible assets less total liabilities) of approximately $497,000, with 12,049,244 shares of common stock outstanding, or approximately $(0.04) per share. The following table illustrates the dilution to the net tangible book value per share of common stock to be sold in this offering, without taking into account any changes after April 30, 2004, other than redemption of the preferred stock, as adjusted: (a) the issuance of 1,500,000 shares and the receipt of approximately $1,725,000 in net proceeds therefrom, (b) the issuance of 3,000,000 shares and the receipt of approximately $3,600,000 in net proceeds therefrom, and (c) the issuance of 4,500,000 shares and the receipt of approximately $5,475,000 in net proceeds therefrom, presented merely for the purpose of illustration:

                                                                   1,500,000         3,000,000         4,500,000
                                                                  Shares Sold       Shares Sold       Shares Sold
                                                               ------------------------------------ -----------------
Pro forma:
  Net tangible book value.....................................    $  (496,734)        $  (496,734)      $  (496,734)
  Net tangible book value per share (1).......................          (0.04)              (0.04)            (0.04)
Pro forma as adjusted:
  Pro forma as adjusted net tangible book value...............    $ 1,228,266         $ 3,103,266       $  4,978,266
  Pro forma as adjusted net tangible book value per share (1).           0.09                0.21               0.30
  Increase (decrease) per share to present stockholders
   attributable to cash payments made by purchasers of common
   shares under this offering.................................           0.13                0.25               0.34
  Dilution to investors in this offering......................    $      1.16         $      1.04       $       0.95

_________________
(1) Determined by dividing the number of shares of common stock outstanding into the net tangible book value attributable to our common stock. The pro forma amounts include the net dollar amount received from this offering and the number of shares sold hereunder.

Comparative Data

         The following table illustrates the relative amount invested and stock ownership of our existing stockholders and investors in this offering, assuming, solely for the purpose of illustration, the sale of 1,500,000 shares, the sale of 3,000,000 shares, and the sale of all offered 4,500,000 shares, based on our April 30, 2004, unaudited consolidated financial statements, but also reflecting the subsequent redemption of all 400,000 issued and outstanding shares of preferred stock:

                                                 Shares Purchased               Cash Invested*
                                           ----------------------------- ---------------------------
                                                             Percent                       Percent    Average Price
                                              Number        of Total       Amount(s)      of Total      Per Share
                                           -------------- -------------- -------------- ------------ ----------------
1,500,000 Shares Sold:
  Investors in this offering............       1,500,000        11.1%       $1,875,000        58.6%       $1.25
  Existing stockholders.................      12,049,244        88.9         1,323,744        41.4         0.11
                                           -------------- -------------- -------------- --------------
                                              13,549,244       100.0%       $3,198,744       100.0%        0.24

3,000,000 Shares Sold:
  Investors in this offering............       3,000,000        20.0%       $3,750,000        73.9%       $1.25
  Existing stockholders.................      12,049,244        80.0         1,323,744        26.1         0.11
                                           -------------- -------------- -------------- --------------
                                              15,049,244       100.0%       $5,073,744       100.0%        0.34

4,500,000 Shares Sold:
  Investors in this offering............       4,500,000        27.2%       $5,625,000        80.9%       $1.25
  Existing stockholders.................      12,049,244        72.8         1,323,744        19.1         0.11
                                           -------------- -------------- -------------- --------------
                                              16,549,244       100.0%       $6,948,744       100.0%        0.42

___________________
* Includes only the cash value of the stock issued.

            Management's Discussion and Analysis or Plan of Operation

         This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Introduction

         Our plan of operation should be reviewed in light of the following uncertainties:

         o Since our inception in February 2001, we have been unable to produce any material revenues.

         o Our cumulative loss is continuing to grow and our accounts payable and loans payable are increasing.

         o We are unable to predict with certainty how soon we will have the EI Elemental Heat Energy System ready to market.

         o Even if we are able to develop and market the EI Elemental Heat Energy Systems in a way that enables us to be competitive with other industry participants, our success will be dependent in many ways on factors outside our control, such as the costs of more traditional heating sources and governmental policies that encourage or discourage the use of nontraditional heating sources.

Plan of Operation

         Over the next 12 months, we hope to continue to develop and commercialize our EI Elemental Heat Energy System, identify a real property acquisition that would provide us the opportunity to install the EI Elemental Heat Energy System in a demonstration project, and market our consumer wellness products. To date, we have generated no material revenue from our operations, have substantial ongoing losses, and do not have enough cash to satisfy our cash requirements for the next six months. In their reports on our audited consolidated financial statements for the fiscal years ended October 31, 2003 and 2002, our auditors stated that conditions exist that raise substantial doubt as to our ability to continue as a going concern.

         Our net losses for the year ended October 31, 2003, and the three and six months ended April 30, 2004, of approximately $2.4 million, $523,000 and $907,000, respectively, are primarily attributable to research and development and general and administrative costs. As of October 31, 2003, we had total assets of approximately $104,000, total current liabilities of approximately $443,000, and approximately $2,600 in cash. For the fiscal year ended October 31, 2003, research and development and general and administrative costs, and an impairment charge for media credits were the primary contributors to the resulting additional losses for the period. As of April 30, 2004, we had total assets of approximately $75,000, total current liabilities of approximately $572,000, and approximately $6,542 in cash. In March 2004, we converted approximately $315,000 in back wages and salaries and $65,000 in loans from related parties to common stock. As a result, our total current liabilities were reduced by approximately $380,000. We continue to have approximately $194,000 owed to providers of professional services that are past due and $24,000 in loans from related parties that have no specified due date. We have been unable to make payments as due on several of our accounts, but none of our creditors has declared us to be in default or threatened legal action as of the date of this prospectus.

         For the fiscal year ended October 31, 2002, we had de minimis revenue of $173 from marketing our geoexchange products and approximately $8,400 from our Asia-based consumer wellness products. This approximate $8,500 aggregate revenue, with a cost of sales of approximately $6,300, constitutes our only revenue since inception. We expect to continue to incur losses at least through fiscal year 2004. In light of the development nature of our Company and the continuing costs of research and development, there can be no assurance that we will generate revenue, achieve or maintain profitability, or initiate and sustain future growth.

         Between inception and April 30, 2004, we obtained net cash of approximately $1,007,000 from financing activities to provide cash of approximately $936,000 required to fund operating activities and approximately $47,000 for investments. Financing activities generated approximately $689,000 from the issuance of common and preferred stock, approximately $103,000 in net loan proceeds and approximately $16,000 in tenant inducements. We intend to continue to rely principally on the sale of securities, including the sale of common stock in this offering, and loans from stockholders and others to meet our cash requirements. The terms of the loans from stockholders are described under "Certain Transactions," page 32, herein. We will rely principally on the sale of stock in this offering to meet our requirements for additional capital. We may also seek to sell preferred stock in private placements outside the United States. We cannot assure that we will be able to sell any offered shares. We have no commitments from anyone to purchase our common stock, to loan us additional funds, or to enable us to realize value from the media credits. There is no assurance that we will be able to continue to effectively raise capital. Even if we are able to continue to access capital, there is no assurance that we will be able to do so at a cost to us that will be economically viable.

         During the fiscal year ended October 31, 2003, we incurred approximately $1.7 million in general and administrative expenses, $166,000 for research and development expenses, and a charge for impairment of media credits of $440,000, requiring cash of approximately $306,000. We initially recorded the media credits at our best estimate of the fair value of the preferred shares issued in exchange, being $1.10 per preferred share, in accordance with the requirements of FASB Statement 123. In reaching this decision, we determined that the fair value of the consideration given (i.e. preferred shares issued) was more reliably determinable than the fair value of the media credits received in the exchange. The estimated fair value of $1.10 per share was determined after considering, among other things, the fact that common shares were being issued for $1.00 per share in arm's-length, cash-based transactions at or near the date the media credits were acquired. At the time the media credits were recorded as an asset, we believed that we would be able to sell the media credits in a short time period for at least the amount recorded. An impairment charge was subsequently recognized for the fully carrying amount of the media credits only after we failed to successfully locate a buyer for the credits and reached a determination that it was no longer reasonable to expect that we would be able to realize any economic benefit from the asset through sale or use. We have subsequently agreed to redeem the preferred stock for a total payment of $4,000. We have returned all media credits to the seller and based upon the terms of the agreement and the verbal assurance from Millennium that it was returning the preferred stock certificate to us for cancellation, deemed the preferred shares cancelled and provided stop-transfer instructions to our transfer agent pending physical return of the certificate. During the six-month period ended April 30, 2004, we incurred approximately $736,000 in general and administrative expenses and approximately $171,000 in research and development expenses. Based on this recent experience and our current level of expenditures, we estimate that we will require cash of approximately $450,000 for research and development expenses and general and administrative expenses per quarter through October 31, 2004, including salaries to officers and directors, in addition to the funds required for our EI Elemental Heat Energy System and consumer wellness projects. Actual expenditures will depend both on the level of our general and administrative requirements and the availability of funds from this offering or other sources.

         Over the next 12 months, we plan to continue to move towards the full commercialization of the EI Elemental Heat Energy System, including seeking approvals of the Canadian Underwriters Laboratories ("CUL") and Underwriters Laboratories, Inc. ("UL") in 2004. We have spent several months preparing our submission for those certifications. We have now completed the planning and the necessary material and component lists we will require to manufacture systems for submission and testing, and we expect to have systems ready to be submitted by October 2004. The EI Elemental Heat Energy System has been in operation under in-house testing conditions for nearly two years and is now being put into field-testing and pilot project applications. The first pilot project began in July 2003 and the first phase of the installation, which is the drilling and laying of the geofield, is now complete. The cost for the completion of this first pilot project will be approximately $17,500, including the drilling, installation of the geofield, and the purchase of all the necessary component parts. We have already paid all of the necessary expenses and acquired all of the necessary component parts. We began our second pilot project in a new home near Horseshoe Bay in West Vancouver, British Columbia, and completed drilling and laying the geofield in mid-October 2003. We are currently seeking additional locations for pilot projects.

         We anticipate that we will require approximately $1.0 million for demonstration, complete commercialization and initial marketing of the EI Elemental Heat Energy System prior to the end of our fiscal year ending October 31, 2004. This amount includes the allocation of $50,000 for the filing of patents on the technology as well as up to another $100,000 to apply for and pursue both the CUL and the UL certification approvals for the technology before we are in a position to build and supply complete finished products without further adjustments or enhancements to our manufacturing process. We expect that any limited revenue from the sale of initial units prior to that date will not provide significant funds for further development, commercialization or marketing. We anticipate that we will require a minimum of $500,000 for development of the solar director and the phase change module system enhancements for our EI Elemental Heat Energy System, and that we would require up to $2.0 million for the commercialization of all such enhancements up to the end of 2008. These enhancements are longer term prospects and do not preclude or limit the commercialization of the core system technology and will not affect our targeted commercialization of the EI Elemental Heat Energy System for fall 2004.

         Our research and development activities are centered in two areas. The primary focus of our research and development activities is to prepare the EI Elemental Heat Energy System for submission to UL for both safety and efficiency testing, which includes a mechanical redesign and electrical safety conformance. The mechanical redesign entails reconfiguring the existing EI Elemental Heat Energy System to be smaller, more efficient, easier to produce and easier to maintain. The electrical safety conformance involves following strict electrical safety standards for electrical design and production and developing coherent schematics that users, repairmen and safety inspectors can understand. The secondary, but parallel focus, of our research and development activity includes designing manufacturing tools needed to produce the EI Elemental Heat Energy System efficiently. We estimate that our research and development activities will require approximately $80,000 to $90,000 during the fiscal year ending October 31, 2004.

         We have begun a direct sales campaign for additional pilot project installations of the EI Elemental Heat Energy System, as well as for our line of water treatment/purification technologies, beginning in British Columbia, Canada, the site of our research and development operations. We hope to take a 50% advance from clients on sales orders, which would enable us to maintain sales volume and inventory without having to increase significantly our working capital requirement. We have a staff of three salespeople who are to be remunerated via commission, which reduces any increment in fixed salary expenditure.

         In late 2003, we also initiated a campaign to recruit distributors for the consumer wellness products. Although we began test marketing in Hong Kong in May 2002, with participation in the Natural Products Expo Asia 2002, we recommenced efforts in October 2003, as SOTA's next-generation units are now manufactured in the People's Republic of China for distribution from Hong Kong. Our sales campaign will require approximately $10,000 for minimal administrative functions. In October 2003, we shipped our first SOTA products to Hong Kong. Our two salespeople in Hong Kong are to be remunerated via commission requiring no fixed salary expense, and we have payment terms with SOTA so that we can take deposits on sales orders prior to ordering, minimizing working capital requirements. If funds become available, we anticipate allocating up to $250,000 for enhanced marketing activities to draw attention from the rest of the Asian region.

         We intend to continue to look for other property during the next fiscal year that we can acquire on favorable terms that might allow us to proceed with our vision of environmentally friendly, eco-sustainable land development and permit us to create a built-in market for our EI Elemental Heat Energy System and our line of water treatment/purification technologies.

         We also anticipate that we will require approximately $1.0 million by the end of the 2004 fiscal year to expand our administrative and technical staff, provide the necessary manufacturing equipment, and purchase the required component parts to effectively manufacture our target of 100 units of the EI Elemental Heat Energy System by the end of fiscal 2004.

                              Business and Property

Essential Innovations Technology Corp.

         Essential Innovations Technology Corp. is providing eco-friendly lifestyle enhancement technologies for the betterment of energy, water, air and health. We are focusing our efforts on:

         o commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System, which uses efficient geothermal heat exchange, or geoexchange, technology at its core and is currently being used to heat and cool our Canadian research and development facility;

         o land acquisition to allow us to contribute the property and our technology expertise to a joint venture or partnership with credible development partners for development;

         o development of synergistic industry relationships and alliances, particularly with large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development;

         o execution of product licensing and distribution agreements for our EI Elemental Heat Energy System as well as our water treatment and consumer wellness products; and

         o development of enhancements to the core technology of our EI Elemental Heat Energy System that we believe would improve its performance and marketability.

EI Elemental Heat Energy System

         Heat pump technology has been used for decades to provide heat supply to residential, commercial and industrial applications. Over the past decade, the industry has begun to embrace the use of geothermal heat pump technology, extracting heat from the earth to provide the necessary energy for a number of applications.

     Core Technology

         Our EI Elemental Heat Energy System is built around a geothermal heat pump, also referred to in the industry as a geoexchange technology. A geothermal heat pump is a renewable energy feature that uses the natural heat storage ability of the earth and/or groundwater to heat or cool a building. The earth absorbs and stores heat energy from the sun. To use that stored energy, heat is extracted from the earth through a liquid medium (groundwater or a propylene glycol solution) and is pumped to the heat pump or heat exchanger and then utilized to heat the building. In the summer, the process is reversed to cool the structure.

         In summer months and in climatic regions of constant heat, our heat energy system transfers excess heat into available groundwater or ground loops containing a liquid heat transfer medium. During the winter months and in climatic regions of constant cold, the opposite occurs with heat being transferred out of available groundwater or ground loops containing a liquid heat-transfer medium.

         Our EI Elemental Heat Energy System is a combination of both the geothermal and air-to-water heat pump technologies and will be classified as a dual or multisource heat pump. We use chlorine-free, commercially available refrigerants that meet applicable environmental requirements and that are effective with the range of operating temperatures of our system.

         We have incorporated a proprietary Artificial Intelligence Controls Diagnostics subsystem, or AICD, designed to regulate and monitor the system for optimum and maximized efficiencies. The AICD supports a personal computer interface with a keypad and a liquid crystal diode, or LCD, screen to make it user-friendly. We will have the ability to incorporate wireless technology with the option to include individual wireless room sensors upon installation.

         The AICD is used to determine the point at which heat energy stored in the earth or groundwater should be extracted and used or at which point heat energy should be transferred to the earth and/or groundwater. The AICD also continually collects data and has been designed to be used with a modem or advanced ethernet connection to gather and collect system information from a remote site. As an example of the uses of AICD, it will enable the system to store historical data relating to the length of time it took the system to reach optimum temperature set point. Then for future run times, that information can be used to start the heating or cooling at precisely the right time to achieve the best temperature set point and when necessary, be able to adjust for variables such as climate and seasonal conditions.

         The AICD is also equipped with a voice correspondence component, which allows the operator to be told about the state of the system operating characteristics and conditions that occur within the unit and its controls. If no sound is preferred, the system voice can be disabled and remote notification can be provided. The system is designed to provide standard notifications, such as the outside temperature, set point and inside temperature, as well as troubleshooting notifications, such as noting the changeover from heating to cooling, the existence of a fouled or dirty filter, and other malfunctions.

         An essential part of our EI Elemental Heat Energy System is the LCD interface. The LCD screen constantly displays active and stored data, providing the operator with quality of service and performance. The keypad is outfitted with simple, easy to understand, colored pads and directional arrows that simplify data collection and storage. Our EI Elemental Heat Energy System also includes the ability to communicate to a personal computer that can display graphical information that can be modified.

         This core technology, which represents the product of our research and development activities, is currently being used in our research and development facility and has now been put into a packaged unit for field testing in our pilot project. In the fiscal years ended October 31, 2003, and October 31, 2002, we spent approximately $166,000 and $159,000, respectively on research and development activities. Although we have a number of planned enhancements to add to this core technology over time, the EI Elemental Heat Energy System is a complete unit using only the core technology, and it is the core technology that we will now work to commercialize by late 2004.

     Planned Enhancements to the EI Elemental Heat Energy System

         There are a number of enhancements to the EI Elemental Heat Energy System that we have in the early stages of development. All of these enhancements will require substantial additional work before we can consider integrating them with the core technology, and we cannot assure that we will ever be able to do so.

         Phase Change Module Technology

         We are working to develop a proprietary phase change module that can store substantial amounts of heat energy at a minimal cost. One or more phase change modules could then be incorporated with the EI Elemental Heat Energy System. We have completed drawings and a preliminary design, but have not yet finalized the design, constructed an actual prototype of the phase change module, or written the software necessary to integrate it into the system. We intend for the phase change module to be used efficiently for either a heat source or a heat storage system. The benefits of the phase change module would be most evident when addressing periods of peak heating demand and peak cooling demand. The ability to use stored heat energy on demand, without having to recreate it, would reduce heating costs. This proprietary subsystem would reduce costs by storing excess heat that would otherwise be wasted and by reducing the size and cost of other system components. Given the current development status and our projected allocation of resources, we do not anticipate being able to integrate this system enhancement with our commercialized core technology any sooner than late 2006.

         Solar Design

         We hope to put into effect a proprietary solar director to use solar energy to reduce the total cost of system operation. We have completed our preliminary design and drawings of the solar director, but have not yet constructed the solar director or written the software necessary to integrate it into the system. We intend for our AICD subsystem to work with the solar director to continually place it in the position to best collect the sun's energy. By collecting and absorbing the sun's energy, the solar director would relieve the load on the geothermal ground loop system, in turn reducing the cost of the heat pump installation by permitting the installation of a smaller ground loop system in the overall design. The heat energy gathered from the sun could then be used to heat domestic hot water, supply heat on demand during the day, or store heat during the day in phase change modules for use at night. Given the current development status and our projected allocation of resources, we do not anticipate being able to integrate this system enhancement with our core technology any sooner than late 2008.

     EI Elemental Heat Energy System Pilot Project and Marketing Development

         We are currently principally focused on commercialization of our EI Elemental Heat Energy System. A prototype with the core technology has been used successfully to both heat and cool our research and development headquarters in Langley, British Columbia, for nearly two years. This prototype has now been placed into a packaged system. We have identified a private, three-story home in Vancouver, British Columbia, that we will be using as our first field installation and pilot project. In the first week of July 2003, we began the installation process, and in the third week of July, we successfully completed the required drilling and placement of the ground coils into the ground. The next phase of the installation, will see us putting two EI Elemental Heat Energy Systems into the home, one of which will provide radiant floor heating to the first and second floors, while the other will provide heating for the third floor and cooling for the entire house. We anticipate that the home, which is undergoing significant renovations unrelated to our pilot project, will be ready for us to begin the next phase of the installation in July or August 2004. The EI Elemental Heat Energy Systems will be replacing a natural gas furnace and a natural gas hot water heater.

         To source potential future sales in the Asian marketplace, we have retained two individuals under consulting agreements to help develop future sales, marketing and distribution channels, as well as to investigate potential strategic alliances or joint ventures, for the EI Elemental Heat Energy System in Asia.

     Approvals


         We intend to submit our EI Elemental Heat Energy System to both the Canadian Underwriters Laboratories ("CUL") and Underwriters Laboratories, Inc. ("UL") for approval in October 2004. We believe that approval by one or more of these organizations will enhance market acceptance of the EI Elemental Heat Energy System. In an effort to prepare for such approvals, we have chosen only component parts that have already received CUL approval, UL approval, or both. However, we have not yet submitted the EI Elemental Heat Energy System to the CUL or UL for approval, and we cannot provide any assurance that we will ultimately receive the approval of either organization.


     Additional Niche Marketing Opportunity

         We are exploring a strategic opportunity we have identified to market our EI Elemental Heat Energy System to native communities as an environmentally friendly, economical heating and cooling alternative.

         We are working to establish demonstration projects for our EI Elemental Heat Energy System in British Columbia, Canada, while exploring access to other marketplaces with the goal of initiating projects to provide a baseline reference to market to the indigenous communities of broader Canada, the United States, Australia and New Zealand.

         As one example, in Whistler, British Columbia, the Squamish Nation and Mt. Currie Indian Band have announced that during the summer of 2004 they will begin construction of a cultural center to serve high tourism demand. Whistler is a year-round resort destination of international caliber and the site of many of the events of the 2010 Winter Olympics recently awarded to Vancouver. We are currently negotiating with the Squamish Nation and the Mt. Currie Indian Band for the installation of the EI Elemental Heat Energy System in the cultural center to provide a visible application of our EI Elemental Heat Energy System.

         Offices of the Whistler, British Columbia, and Canadian governments are cooperating in this project, which we believe would expose our product in local, regional, national and international media.

     Anticipated Pricing

         We anticipate that the EI Elemental Heat Energy System will have a target retail price ranging between $4,000 and $10,000 depending upon the total system features.

         In addition to the cost of the system, there will be a significant installation requirement for drilling and ground coil placement of from $3,000 to $10,000, dependent upon the drilling and trenching requirement. We anticipate that a typical total price for the system and installation will be between $12,000 and $20,000 for a standard residential installation. Although the cost of geoexchange technology has a higher initial capital cost than more conventional heating and cooling technologies, the user will realize substantially reduced operating costs, with payback periods on that additional upfront cost typically between three to seven years, depending on local electrical power rates.

     Other Technology

         We also have developed a line of water treatment and purification systems. These units can be designed to meet the requirements of a variety of residential or commercial applications treating municipal or rural water supplies and purifying municipal or rural water at the point at which it enters the building. System configuration and technologies can be customized depending on the water contaminants and the particular production volume and the post-treatment water quality requirements. Technologies that may be included in the overall system designs include media filtration, specific cartridge filtration, ion exchange, reverse osmosis, distillation, ozonation and ultraviolet sterilization.

         We have also acquired aeration technology that we believe has potential application as a waste water technology or as a mixing apparatus within water treatment systems. Although a provisional patent application was filed for this technology, we have not filed a full patent application and have no plans to do so at this time. Accordingly, we do not now have, and may never acquire, the protection that a patent would provide. As a result, others may develop identical or substantially similar technology and we would be unable to prevent them from bringing it to market. We currently do not have any plans to develop or use the aeration technology we have acquired, although we intend to retain it because we hold it under an agreement that imposes no obligations on us other than the obligation to pay royalties to the person from whom we acquired the technology in the event we are successful in using it commercially.

Consumer Wellness Products

         On April 9, 2002, we entered into an agreement with SOTA Instruments Inc., or SOTA, of British Columbia, Canada, for the exclusive global marketing rights, excluding Canada and the United States of America, to certain consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary has agreed to identify persons or entities to enter into exclusive distribution agreements, or "distributors," with SOTA for the sale of SOTA's consumer wellness products. Under the exclusive marketing agreement, our Asian subsidiary will be paid a commission on sales made by the distributors we identify. We are also negotiating an agreement for the exclusive distribution rights for SOTA products in Hong Kong and Mainland China. If we were successful in obtaining the exclusive distribution rights, our Asian subsidiary would market SOTA's consumer wellness products directly to consumers and provide customer service and technical support.

         We began test marketing in Hong Kong in May 2002, with participation in the Natural Products Expo Asia 2002. During this period of test marketing, we generated revenue of approximately $8,400. Since that time, we have been working to formulate relationships in Hong Kong with importers, wholesalers, distributors and practitioners to build the foundation for our product launch in October 2003, as SOTA's next-generation units are now ready and being manufactured in Hong Kong. The same two consultants discussed under EI Elemental Heat Energy System Pilot Project and Marketing Development above are working to develop sales, marketing and distribution channels in Asia for these products. SOTA is seeking to have its newly redesigned units qualify for ISO 9000 status, an international manufacturing quality standard.

         As our Asian subsidiary proceeds to establish master dealers that are given exclusive rights in countries around the world, we will be paid based upon net sales at the following rates:

         (a) 20% of net sales for the first year following the start date;

         (b) 15% of net sales for the second year following the start date; and

         (c) 5% of net sales after the end of the second year following the start date.

         Under the distribution agreement we are currently negotiating, we would be the master dealer in Hong Kong and China, meaning that we would receive not only the commission structure described above, but also the mark-up from master dealer to the dealer and/or retail level.

         In consideration of the exclusive international marketing rights to SOTA's products, we granted SOTA options to purchase 200,000 shares of common stock, vesting in the amounts of 50,000 shares in the first year, 50,000 shares in the second year, and 100,000 shares in the third year, at a price of $0.25 per share.

         Bioelectric units manufactured by SOTA Instruments are currently in use by over 25,000 customers, in excess of 100 countries around the world. SOTA now manufactures all of its products in Asia. These bioelectric devices manufactured by SOTA may help to stimulate the body's natural functions and enhance wellness. When applied, the devices may be used as part of one's integrated wellness strategy.

         We expect to market and distribute the following SOTA products:

         o The Silver Pulser makes electrically charged ionic-colloidal silver, generates micro currents of electricity and is a stimulator to promote well-being. Microcurrents of electricity may potentially eliminate viruses, parasites, fungi, bacteria and other pathogens in blood. Ionic colloidal silver has been known to have antibacterial properties. The Silver Pulser produces ionic colloidal silver.

         o The Magnetic Pulser outputs an intense, time-variant, pulsed, DC magnetic field that penetrates up to nine inches. The DC-pulsed field creates gentle electrical microcurrents in living organic materials that contain an electrolyte such as saline.

         o The Water O3Zonator with an output of over 200 milligrams per hour, saturates eight ounces of water with ozone (O3) in less than two minutes, achieving an oxidation reduction potential of over 1,000 millivolts. The Water O3Zonator can operate from a 12-volt DC power source like an automobile battery or a solar panel. The Water O3Zonator is used to increase the oxygen content of drinking water to breakdown toxins, and to help sanitize the water of pathogens. The Water O3Zonator produces ozonated water conveniently, effectively and in a matter of minutes.

         o The Bio-Tuner is an electronic system that applies specific frequencies and harmonics. The Bio-Tuner, based on cranial electrical stimulation research, outputs a modified rectilinear waveform with over 500 harmonic frequencies in each pulse. The Bio-Tuner is an electronic relaxation system. Microcurrent energy pulses may have a profound balancing effect on the individual, thereby producing a state of over all relaxation and well-being.

Competitive Business Conditions

         There are a number of companies already active in the areas of heat exchange technology development and distribution that are substantially larger and better funded than we are and that have significantly longer histories in the respective marketplace. Our principal competitors for the commercialization of our EI Elemental Heat Energy System will be Econar Energy Systems, Water Furnace International and Climate Master, as well as others, almost all of which have greater financial, technical, managerial and marketing resources than we.

         We believe competition in marketing heat exchange technology is based principally on the initial price of units as compared both with other heat exchange systems and traditional systems, the period estimated to be required to recoup any higher installation costs from energy savings during operation, the reliability of the system, public familiarity with and acceptance of heat exchange systems, and the reputation of the manufacturer.

         In our effort to address competition, we have initiated discussions with a number of large developers for joint venture or partnership possibilities. In seeking relationships with developers, we emphasize the possible public image benefits from using environmentally friendly technologies, as well as marketing and revenue benefits. We also believe that by acquiring land, we may be able to contribute land to a project to attract a developer for a possible joint venture. We would require in a joint venture that development of the property use our technology throughout, so that we can create our own market to use our technology.

         In an effort to address competition, we also recruited Peter Bond, a former principal in both Water Furnace International and Climate Master, Inc., two of our competitors in the industry, to join our board of directors in August 2003. We expect Mr. Bond to take a very active role in the commercialization and manufacturing of our EI Elemental Heat Energy System. Mr. Bond was instrumental in the development of Water Furnace International and Climate Master, Inc.

         There are many corporations active in marketing consumer wellness products that are larger and better funded than we are and that have longer histories in this industry. A large number of those companies, including Dabur, Terumo and Nikken, are currently marketing their products in Asia. In order to compete, we expect to rely on the efforts of SOTA to assist in our marketing and promoting efforts.

Consultants

         We have entered into consulting agreements with two individuals, Paul Guterres and Paul Yu, both residents of Vancouver, British Columbia. As discussed above under Consumer Wellness Products, their duties primarily include developing sales, marketing and distribution channels for our products in Asia and providing public relations services in accordance with our business plan, including providing introductions to potential funding sources.

         Mr. Guterres's agreement was entered into as of August 1, 2003, for a term of one year, during which time he is to be paid the sum of $5,000 per month. The agreement specifically provides for those fees to accrue until such time as we are able to make payment in a timely manner. Although Mr. Guterres is a resident of British Columbia, he has spent significant time in Asia during the term of his agreement with us.

         Mr. Yu's agreement was entered into as of October 1, 2003, for a term of one year, for which he was paid an aggregate of 50,000 shares of common stock upon entering into the agreement. Mr. Yu is the owner of a print shop, and his public relations services have consisted largely of printing our promotional and sales materials.

Millennium Capital Quest Corp.

         In February 2003, we entered into an agreement with Millennium Capital Quest Corp., or Millennium, under which Millennium would provide us with certain investor financial relations, public relations, and consulting services. As part of its service package, Millennium offered us the opportunity to purchase $25 million in retail rate card media credits, or the media credits, for $12.5 million. The media credits purportedly represented the right to purchase advertising by television, print, radio, Internet, magazine, facsimile, direct mail and telephone. At the time, Millennium assured us that it would be able to assist us with the resale of the media credits. We agreed to purchase the media credits and paid Millennium 400,000 shares of preferred stock, with an agreement to pay the remainder of the purchase price upon the resale of the media credits.

         The preferred stock we issued to Millennium was convertible into common stock upon the later of 18 months after the date of the agreement (which would be August 14, 2004), or 180 days after our initial public offering, provided that Millennium had raised a minimum of $10 million through the initial public offering. The preferred stock was redeemable by us at $0.01 per share if the media credits were not honored by the providers or if any media credits remain unused after their expiration.

         Millennium was unsuccessful in its efforts to assist us in reselling the media credits. Based on this lack of success, we first took an impairment charge against the recorded value of the media credits. See Management's Discussion and Analysis or Plan of Operation: Plan of Operation. Subsequently, in June 2004, we entered into an agreement with Millennium that permitted us to terminate the agreement and redeem the preferred stock at the contractual $0.01 per share price. We have returned the media credits to Millennium and, based upon the terms of the agreement and the verbal assurances of Millennium that it was returning the preferred stock certificate to us for cancellation, deemed the preferred shares cancelled and provided stop transfer instructions to our transfer agent pending physical return of the certificate.

Properties

         Our United States office is located in Bellingham, Washington. Our administrative, research and development facility is currently located in Langley, British Columbia, Canada, occupying approximately 7,000 square feet. We have performed significant leasehold improvements to the site. Our current lease expires in 2004 and has a three-year renewal option. In addition, we have the option to lease 2,000 square feet of space if so required. We believe that these facilities will be more than adequate in the future for our continued research and development needs. We are currently considering locations in Bellingham, Washington, for a manufacturing plant to accommodate a manufacturing capability for us within the next 12 months.

         We intend to maintain our research and development in the lower mainland region of British Columbia, Canada, for the foreseeable future because:

         o We believe this particular geographic region is home to other alternative energy companies.

         o We know of no other manufacturer of geoexchange technology in Western Canada.

         o We believe there are available, educated, human resources with particular educational and work experience in the alternative energy field.

         o The Canadian government has programs to grant initiatives and joint environmental development projects and that may enable us to expedite our research and development efforts as we move toward commercialization of the EI Elemental Heat Energy System with members of the federal and provincial funding agencies.

         o This area has strong business and cultural connections to Asia, particularly the Pacific Rim, which we believe will facilitate dealing with Asian customers, our Asian subsidiary and our potential Asian strategic associates.

         o Travel from Vancouver to numerous destinations in Asia is available on a regular, nonstop basis.

         o We believe we can continue research and development efforts in Canada more economically than in the United States because of the relative strength of the Canadian dollar.

Legal Proceedings

         We are not a party to any material pending proceedings, and no material legal proceedings have been threatened by us or, to the best of our knowledge, against us.



                                   Management

         All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

         The following table sets forth the name, age, and position of each of our current directors and executive officers:


           Name                Age                   Title
------------------------------ ---- --------------------------------------------
Jason McDiarmid                33   President, Chief Executive Officer
                                    and Director
Steve Wuschke                  30   Chief Technical Officer and Director
Kenneth G.C. Telford           55   Secretary/Treasurer, Chief Financial Officer
                                    and Director
Peter Bond                     66   Director
David Rezachek, Ph.D., P.Eng.  54   Director
William Yang, P.Eng.           57   Director
William Baumgartner, P.Eng.    73   Director
Jeane Manning                  63   Director
Russell White                  60   Director

         The principal occupation, title and business experience of our executive officers and directors during the past five years, including the names and locations of employers, are indicated below.

Executive Officers

         Jason McDiarmid has been our president, chief executive officer and a director since 2001. Mr. McDiarmid is a 1994 graduate of the British Columbia Institute of Technology in the Department of International Trade and Transportation. From 1997 through 1999, Mr. McDiarmid served as president and founder of Global Diversification Investment Corporation, a company with which he created, wrote, published and distributed "Diversity; Gearing your Funds Toward a Successful Portfolio," a stock market newsletter publication sold throughout North America. That newsletter publication, which provided publicly-traded companies the opportunity to advertise to a network of new potential investors, ceased publication in 1999. From 1999 through 2001, Mr. McDiarmid was not actively seeking employment and was investigating opportunities in the renewable energy field and working with other of our principals on matters preliminary to our incorporation. Mr. McDiarmid currently resides in British Columbia, Canada.

         Steve Wuschke has served as our chief technical officer and a director since 2001. Mr. Wuschke is a 1996 honors graduate of Kwantlen University from the Department of Robotics and Automation. Following graduation, he completed the Technical Project Management Program at Simon Fraser University in British Columbia. From 1996 to 2001, Mr. Wuschke was lead project manager for special interface designs working directly with research and development for Delta Controls Inc., a globally recognized automation and controls company. During his time at Delta Controls, Mr. Wuschke was assigned to Chicago for a year where he worked on contract for Arrowhead Environmental as an applications engineer designing and implementing building automation systems for high-rise hotels, commercial and institutional buildings. During his schooling, Mr. Wuschke received the "Presidents Award of Excellence" for academic achievement and built an electric vehicle for his final thesis project. Mr. Wuschke is the inventor whose proprietary designs we will implement and proceed to patent in the development of our EI Elemental Heat Energy System. He will serve as head of our research and development program and oversee design and testing of the heat energy system. Mr. Wuschke currently resides in British Columbia, Canada.

         Kenneth G.C. Telford has been our chief financial officer, secretary and a director since January 1, 2003. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1998. Mr. Telford served as the chief financial officer and secretary for Brek Energy Corporation, a publicly traded company, from July 1, 2000, to October 31, 2003. Mr. Telford was also previously a partner in Sadovnick Telford + Skov Chartered Accountants in Canada from 1994-2001 and in the international accounting firm Touche Ross & Co. (now Deloitte & Touche), as well as chief operating officer and chief financial officer of an automotive rental company called Tropical Rent a Car Systems, Inc. Mr. Telford has advised numerous companies, operating in both North America and Asia Pacific, on a broad range of financial and business matters. Mr. Telford currently resides in Hong Kong, SAR, China.

Board of Directors

         Peter Bond has over 18 years experience in the energy conservation industry at various levels including management, advisory and consulting. Since 1999, Mr. Bond has served as the general manager of Koax Corporation, a manufacturer of heat pump components, responsible for all facets of operating the manufacturing facility for heat pump components such as engineering, marketing, sales and day-to-day plant operations. From 1997-1999, Mr. Bond served as the director of plant operations for Climate Master, Inc. of Oklahoma City, Oklahoma. He was in charge of the entire plant, including the reorganizing of the manufacturing facility for Climate Master, Inc. From 1993 to 1997, Mr. Bond was a principal of and investor in Earth Energy Technologies of Billings, Montana. From 1984 through 1993, he served with Water Furnace International Industries (WFI Industries) in various capacities from a principal and an officer to a role as a consultant, to his final role as the chief operating officer in his last three years there. Mr. Bond currently resides in Oklahoma City, Oklahoma, USA.

         Dr. David Rezachek, Ph.D., P.Eng., has more than 25 years of experience in energy and environmental systems research, design, demonstration, analysis, engineering and project management. He has been a registered professional mechanical engineer in the state of Hawaii for more than 16 years. He has also served as project manager for dozens of projects in the areas of renewable and conventional energy, energy efficiency and conservation, electric and hybrid vehicles, alternative fuels, energy and engineering education, and environmental engineering. Since 1993, he has been the president of Rezachek and Associates, an environmental consulting firm. Many of these projects involved research, development, demonstration and commercialization of new and relatively untested technologies, systems and concepts. Prior to completing his Ph.D. in 1991, Dr. Rezachek completed a Master's thesis on the "Application of Heat Pumps to Residential Water Heating (Evaluation of Solar Assisted Heat Pumps)," which relates directly to our first prototype development, the "EI Elemental Heat Energy System," providing us a wealth of direct and applicable experience and knowledge towards this proprietary innovation. Dr. Rezachek currently resides in Oahu, Hawaii, USA.

         William Yang, P.Eng., has substantial engineering project management experience, having been employed with the Canadian Federal Government (Transport Canada and Department of Energy, Mineral Mine and Resources) from 1976 to 1981 and in private sector industry (General Motors of Canada) from 1973 to 1976. From 1981 to 1999, he was involved in the power-engineering sector working with China Light and Power Company in Hong Kong, one of the largest power companies in southeast Asia. With China Light and Power, he was responsible for implementing strategic planning and new power plant studies (coal, gas and nuclear plants) with business partners that included Exxon, ARCO and Guangdong Electric of China. His responsibilities also included the handling of contract negotiations worth multimillions in fuel and shipping agreements. Mr. Yang was awarded a degree in Mechanical Engineering from Queens' University in Kingston, Ontario, in 1973, and is a member of the Associations of Professional Engineers of Ontario. Most recently, Mr. Yang has been responsible for sourcing and facilitating our new business development, project management and marketing activities in Asia. Mr. Yang currently resides in Shenzhen, China.

         William Baumgartner, P.Eng., is an experienced hands-on engineer with over 30 years expertise in scientific and engineering programs involving research, planning, design, management and construction with West Coast Transmission Company, a large client of both GE and Westinghouse in the development of jet engines and large-scale turbines, from 1968 through 1976. Since then, while traveling throughout Europe, Asia and Australia, he began to successfully manufacture and market boundary layer pumps and turbines for multiple applications based on Tesla principles of design. Mr. Baumgartner is a practical experimenter, building and developing all his own prototypes while at the same time having the theoretical understanding of technologies, coupled with the ability to communicate the ideas and methodology. Mr. Baumgartner designed and built his first Tesla (boundary layer) air turbine in 1973. The boundary layer pump utilizes the boundary layer friction within the working fluid to produce a pumping effect or turbine effect, and in certain applications far exceeds the efficiency and other performance characteristics of other pumps and turbines. Mr. Baumgartner has successfully manufactured and marketed his boundary layer pumps in small quantities around the world since the late 1970s. Mr. Baumgartner currently resides in British Columbia, Canada.

         Jeane Manning is a freelance journalist and published author who since 1981 has traveled throughout North America and Europe to report on new-energy technologies. During past years, she worked as a newspaper reporter and editor. She previously served as a board member on two other new-energy organizations, one of which is Blue Energy focusing on the use of tidal power for energy creation. Ms. Manning received her B.A. degree in sociology (cum laude) from the University of Idaho in 1963. Her articles and essays have appeared in numerous energy journals as well as several books, and in her most recent book, "The Coming Energy Revolution," she provides us with an intriguing and insightful look at the forces behind the free-energy movement. Ms. Manning currently resides in British Columbia, Canada.

         Russell White has more than 25 years experience in corporate management. Mr. White spent 33 years employed by Pfizer, Inc., serving as Regional Sales Manager for the Mid-Atlantic Region for 10 years, where he supervised 10 district managers and 125 sales representatives. Mr. White was inducted into Pfizer's Hall of Fame in 1995. Since his retirement from Pfizer in 1999, Mr. White has engaged in management consulting and currently serves as the Senior Assistant Soccer Coach for Union University. Mr. White received a B.S. degree in biology from Henderson State University in Arkadelphia, Arkansas, in 1965 and served in the United States Army from 1965-67.

Executive Compensation

         The following table sets forth, for the last three fiscal years of the Company, the annual and long-term compensation earned by, awarded to, or paid to the person who was our Chief Executive Officer. No officer or employee earned in excess of $100,000 in any of the last three fiscal years:

                                                                         Long-Term Compensation
                                                                    ------------------------------
                                       Annual Compensation                 Awards         Payouts
                               ------------------------------------ --------------------- --------
        (a)            (b)        (c)         (d)          (e)         (f)        (g)       (h)     (i)
                                                                               Securities
                                                                    Restricted Underlying           All
                     Year                             Other Annual    Stock    Options/    LTIP    Other
 Name and Principal  Ended                            Compensation   Award(s)    SARs     Payouts Compen-
      Position       Oct. 31   Salary ($)  Bonus ($)       ($)         ($)       (no.)      ($)    sation ($)
------------------- ---------- ----------- ---------- ------------- ---------- ---------- ------- -----------
Jason McDiarmid        2003      4,743(1)      --       10,000(2)       --        --        --        --
  President            2002     10,671         --        2,182(2)       --        --        --        --
  (CEO)                2001     18,523         --           --          --        --        --        --
_______________

(1) Of the amount due Mr. McDiarmid for the fiscal year ended October 31, 2003, we paid him $4,743 and accrued but deferred payment of $126,508, of which $85,258 was forgiven as described below.
(2)  Vehicle lease.

         In September 2003, we formalized agreements with Mr. McDiarmid and certain other officers under which they agreed to forsake and waive any claim to payment of the salaries that have accrued and were unpaid at July 31, 2003, in consideration of the issuance of options to purchase shares of our common stock at the price of $0.75 per share. Mr. McDiarmid forgave $85,258 and received options to purchase 113,000 shares of our common stock under this agreement.


         Effective August 1, 2003, our board of directors approved agreements with Messrs. Jason McDiarmid, our chief executive officer, Kenneth Telford, our chief financial officer, and Steve Wuschke, our chief technical officer, at annual amounts of $165,000, $150,000, and $132,000, respectively. Through the date of this prospectus, payments due to each of these officers from August 1, 2003, forward have been accrued but unpaid. Although we will not pay these amounts until such time as the board of directors determines that we have sufficient financial resources to commence payment, a significant portion of these accrued but unpaid amounts were converted into common stock in March 2004. See Certain Transactions: Stock and Option Issuances. Mr. Telford has assigned the right to receive amounts due to him to Denon Capital Strategies, Ltd., an entity of which he is a director.

Equity Compensation Plan Information


         As of July 8, 2004, we had authorized securities for issuance under equity compensation plans that had not been approved by the stockholders, but none under equity compensation plans that were approved by the stockholders. The following table shows the aggregate amount of securities authorized for issuance under all equity compensation plans as of July 8, 2004:

                                                                                            Number of securities
                               Number of securities to be                                 remaining available for
                                issued upon exercise of     Weighted-average exercise      future issuance under
                                  outstanding options,         price of outstanding      equity compensation plans
                                      warrants and              options, warrants          (excluding securities
                                         rights                     and rights            reflected in column (a))
        Plan Category                     (a)                          (b)                          (c)
----------------------------- ---------------------------- ---------------------------- -----------------------------
Equity compensation
  plans approved by
  security holders.........                    --                         --                             --
Equity compensation
  plans not approved by
  security holders.........             5,510,000                      $0.75                             --
                                        ---------
Total......................             5,510,000                      $0.75                             --
                                        =========

These options are immediately vested (with the exception of 75,000 options that vest in March 2005), have exercise prices ranging from $0.25 to $1.50, and expire beginning in 2007 and ending in 2012.

Indemnification of Officers and Directors

         Our articles of incorporation and bylaws provide for the indemnification of our officers, directors and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act of 1933.

         Insofar as indemnification under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and therefore is unenforceable.

Limitation on Liability

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

         A majority of our directors and our auditors for the fiscal year ended October 31, 2002, were residents of Canada. As a result, it may be difficult for our stockholders residing in the United States to effect service of process within the United States upon such directors and experts who are not residents of the United States. It may also be difficult to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors and experts under the United States federal securities laws. Canadian courts may not (i) enforce judgments of United States courts of competent jurisdiction obtained against such directors or experts predicated upon the civil liabilities provisions of such securities laws, or (ii) impose liabilities in original actions against such directors and experts predicated solely upon such securities laws. Accordingly, United States stockholders may be forced to bring actions against our directors and experts under Canadian law and in Canadian courts in order to enforce any claims that they may have against such directors and experts. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate stockholder, Canadian courts do not restrict the ability of nonresident persons to sue in their courts.


                             Principal Stockholders

         The following table sets forth certain information as of July 8, 2004, with respect to the beneficial ownership of the our common stock by each beneficial owner of more than 5% of the outstanding shares of our common stock, each director, and all executive officers and directors as a group, specifically indicating the number of shares of common stock owned by each such person and group and the percentage of our common stock so owned. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated:

                                                                                       Assume Company's Sale of(1)
                                                                                      -------------------------------
                                                       Before Offering                1,500,000  3,000,000 4,500,000
                                          ------------------------------------------- ---------- --------- ----------
             Stockholder(2)                  Description        Number        %(3)       %(3)       %(3)      %(3)
----------------------------------------- ------------------- ------------ ---------- ---------- --------- ----------
Common Stock:
  Morpheus Financial Corp(4)............  Common stock           1,100,000     9.1%      8.1%       7.3%      6.6%
    (Principal stockholder)               Options                  500,000     4.0       3.6        3.2       2.9
                                                              ------------
    Room 603-4 Valley Centre                                     1,600,000    12.7      11.4       10.3       9.4
    80-82 Morrison Hill Road
    Wanchai, Hong Kong

  Ecogenics Limited(5)..................  Common stock             800,000     6.6       5.9        5.3       4.8
    (Principal stockholder)
    # 1703, 17th Floor
    Hing Yip Commercial Centre
    272-284 Des Voeux Rd Central
    Hong Kong SAR

  Fannie Mao Guterres...................  Common stock             790,580     6.6       5.8        5.3       4.8
    (Principal stockholder)
    1004 - 2680 Bayshore Drive
    Vancouver, B.C.
    V6G 3H6

  Stevan Perry..........................  Common stock             978,360     8.1       7.2        6.5       5.9
    (Principal stockholder)               Options(6)               803,000     6.2       5.6        5.1       4.6
    Suite 200, 10125 199B Street                              ------------
    Langley, BC Canada V1M 3W9                                   1,781,360    13.9      12.4       11.2      10.3

                                       30

                                                                                       Assume Company's Sale of(1)
                                                                                      -------------------------------
                                                       Before Offering                1,500,000  3,000,000 4,500,000
                                          ------------------------------------------- ---------- --------- ----------
             Stockholder(2)                  Description        Number     %(3) (4)   %(3) (4)   %(3) (4)  %(3) (4)
----------------------------------------- ------------------- ------------ ---------- ---------- --------- ----------
  Jason McDiarmid.......................  Common stock             974,812     8.1       7.2        6.5       5.9
    (Principal stockholder, director      Options(6)               913,000     7.0       6.3        5.7       5.2
     and officer)                                             ------------
    Suite 200, 10125 199B Street                                 1,887,812    14.6      13.1       11.8      10.8
    Langley, BC Canada V1M 3W9

  Steve Wuschke.........................  Common stock             962,243     8.0       7.1        6.4       5.8
    (Principal stockholder, director      Options(6)               912,000     7.0       6.3        5.7       5.2
    and officer)                                              ------------
    Suite 200, 10125 199B Street                                 1,874,243    14.5      13.0       11.7      10.7
    Langley, BC Canada V1M 3W9

  Kenneth G.C. Telford..................  Common stock             546,174     4.5       4.0        3.6       3.3
    (Director and officer)                Options(6)               575,000     4.6       4.1        3.7       3.4
    200-10125, 199B Street                                    ------------
    Langley, BC Canada V1M 3W9                                   1,121,174     8.9       7.9        7.2       6.5

  William Baumgartner...................  Common stock              70,000     0.6       0.5        0.5       0.4
    (Principal stockholder                Options(6)               100,000     0.8       0.7        0.7       0.6
    and director)                                             ------------
    Suite 200, 10125 199B Street                                   170,000     1.4       1.2        1.1       1.0
    Langley, BC Canada V1M 3W9

  William Yang..........................  Common stock              50,000     0.4       0.4        0.3       0.3
    (Director)                            Options(6)               100,000     0.8       0.7        0.7       0.6
    Suite 200, 10125 199B Street                              ------------
    Langley, BC Canada V1M 3W9                                     150,000     1.2       1.1        1.0       0.9

  Jeane Manning.........................  Common stock               5,000     0.0       0.0        0.0       0.0
    (Director)                            Options(6)                50,000     0.4       0.4        0.3       0.3
    Suite 200, 10125 199B Street                              ------------
    Langley, BC Canada V1M 3W9                                      55,000     0.5       0.4        0.4       0.3

  David Rezachek........................  Common stock              25,000     0.2       0.2        0.2       0.2
    (Director)                            Options(6)                50,000     0.4       0.4        0.3       0.3
    Suite 200, 10125 199B Street                              ------------
    Langley, BC Canada V1M 3W9                                      75,000     0.6       0.6        0.5       0.5

  Peter Bond............................  Common stock              35,000     0.3       0.3        0.2       0.2
    (Director)                            Options(6)                50,000     0.4       0.4        0.3       0.3
    Suite 200, 10125 199B Street                              ------------
    Langley, BC Canada V1M 3W9                                      85,000     0.7       0.6        0.6       0.5

  Russell White.........................  Options(7)                75,000     0.6       0.6        0.5       0.5
    (Director)
    #3 Deepwood Drive
    Jackson, TN
                                       31

                                                                                       Assume Company's Sale of(1)
                                                                                      -------------------------------
                                                       Before Offering                1,500,000  3,000,000 4,500,000
                                          ------------------------------------------- ---------- --------- ----------
             Stockholder(2)                  Description        Number     %(3) (4)   %(3) (4)   %(3) (4)  %(3) (4)
----------------------------------------- ------------------- ------------ ---------- ---------- --------- ----------
All officers and directors
  as a group (9 persons)................  Common stock           2,668,229    22.1      19.7       17.7      16.1
                                          Options(7)             2,825,000    19.0      17.3       15.8      14.6
                                                              ------------
                                                                 5,493,229    36.9      33.5       30.7      28.4
                                                              ============

___________________
(1) Without giving effect to the sale of any shares by such stockholders in the offering. See Selling Stockholders at page 36.
(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power.
(3) Calculations of total percentages of ownership outstanding for each individual assume the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.
(4)  The control person for Morpheus Financial Corportion is Queenie Cheung.
(5)  The control person for Ecogenics Limited is Sytske Kimman.
(6) These vested options and immediately-exercisable warrants give the holders the right to acquire shares of common stock at prices ranging from $0.25 to $1.00 per share with various expiration dates ranging from 2007 to 2012.
(7) 37,500 have an exercise price of $1.00 per share and 37,500 have an exercise price of $1.50 per share and expire on July 1, 2010.

                              Certain Transactions

Stock and Option Issuances

         At April 30, 2001, we issued an aggregate of 70,000 shares of our common stock to Diana Allen, William Baumgartner, David Rezachek, and Jeane Manning, all members of our board of directors on that date, at the par value of $0.001 per share, in recognition of their service on our board of directors.

         In April 2002, William Baumgartner, a member of our board of directors, purchased 20,000 shares of our common stock for a total of $10,000, or $0.50 per share.

         In April 2003, William Baumgartner, a member of our board of directors, purchased 35,000 shares of our common stock for a total of $35,000, or $1.00 per share.


         Kenneth G.C. Telford joined us in January 2003 under an agreement that provided for him to serve as our chief financial officer, providing his own staff. Effective in August 2003, before that agreement expired, we entered into a subsequent agreement with Mr. Telford to provide those services, which does not require him to provide staff. Mr. Telford continues to provide us his services under that agreement. Under those agreements, Mr. Telford and his staff earned an aggregate of $90,454 in fees and expenses, 175,000 shares of our common stock, and options to purchase another 475,000 shares of our common stock at prices ranging from $0.50 to $1.00 per share during the fiscal year ended October 31, 2003. During the six-month period ended April 30, 2004, we accrued $75,840 in fees and expenses under that agreement. At Mr. Telford's request, all fees and expenses under the agreements have been paid to Denon Capital Strategies, Ltd., an entity of which he is a director.

         In September 2003, the board of the Company ratified an agreement entered into on July 31, 2003, and agreed to issue 67,000 additional shares of our common stock to Mr. Telford, upon the conversion of $50,000 owed to him in accrued but unpaid consulting fees at an agreed conversion rate of $0.75 per share. At Mr. Telford's request, those shares were issued in the name of Denon Capital Strategies, Ltd. Also in September 2003, we agreed to issue to Mr. Telford 200,000 shares of our common stock as consideration for his agreement to enter into the subsequent agreement with us.

         In March 2004, we agreed to issue 119,019 shares of common stock to Mr. Telford in conversion of $89,264 in accrued but unpaid fees and expenses. At Mr. Telford's request, those shares were issued in the name of Denon Capital Strategies, Ltd.


         On March 1, 2004, we issued options to purchase 150,000 shares of common stock to Russell White in recognition of his agreement to serve on our board of directors. Of these options, 75,000 were vested upon their grant (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on July 1, 2010; the other 75,000 options become vested on March 1, 2005 (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on March 1, 2010.

         In September 2003, we agreed to issue 25,000 shares of our common stock to Peter Bond in recognition of his agreement to serve on our board of directors. Mr. Bond acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In September 2003, the board of the Company ratified agreements entered into on July 31, 2003, with three of our executive officers, two of whom are also directors, to issue options to purchase an aggregate of 278,000 shares of our common stock, upon the conversion of a total of $208,786 owed to them in accrued but unpaid salary. Also in September 2003, we agreed to issue the same three executive officers options to purchase an aggregate of 650,000 shares of our common stock as consideration for their agreements to enter into new employment agreements with us.

         In March 2004, we entered into informal agreements with four of our executive officers, three of whom are directors, to issue 421,486 shares of common stock upon the conversion of $316,115 in accrued but unpaid salary. Those agreements have not been reduced to writing.

Loans

     Morpheus Financial Corporation

         On June 1, 2001, Morpheus Financial Corporation, of which our director William Yang was then a director and deemed the beneficial owner, purchased 400,000 shares of our common stock for a total of $100,000, or $0.25 per share.

         Since our inception, we have borrowed a total of $103,342 from Morpheus Financial Corporation. William Yang, a member of our board of directors, was a principal of Morpheus until September 2003. Of those loans, $30,000 were loaned under an agreement that we will repay them when we are able to do so and that we will pay 12% interest on the principal amount equaling $3,600, regardless of when repayment is made. As additional consideration for the granting of the $30,000 loan, we also issued to Morpheus a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. These loans were not the result of arm's-length negotiations; however, we believe them to be on terms as favorable as or more favorable to us than we would have been able to obtain elsewhere. During the fiscal quarter ended April 30, 2003, Morpheus agreed to convert $72,645 of the $103,440 balance outstanding into 290,580 shares of our common stock, or at $0.25 per share. The shares were recorded at their estimated fair value of $145,790, calculated by reference to our board of directors' determination as to the value of the shares at the time of the settlement, and we recognized an additional expense of $72,645. At the date of this prospectus, the remaining loan amount now outstanding to Morpheus totals $33,600, including interest. (See note 5 to our audited consolidated financial statements for the fiscal year ended October 31, 2003.)

     Norm Wuschke

         In April 2002, we borrowed CDN$45,000 (approximately US$30,000 as of the date of the loan) from Norm Wuschke. Mr. Wuschke is the father of Steve Wuschke, a member of our board of directors and our chief technology officer. This loan was to be repaid when we were able to do so and required us to pay 12% interest on the principal amount, regardless of when repayment was made. As additional consideration for the granting of the loan, we also issued to Mr. Wuschke a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. On February 4, 2003, the principal amount of the loan was repaid with the accrued interest paid April 9, 2003. This loan was repaid in full by converting $20,000 of the loan amount into 80,000 shares of common stock and repaying the remaining $12,547 of principal and accrued interest in cash. (See note 5 to our audited consolidated financial statements for the fiscal year ended October 31, 2003.) The shares were recorded at their estimated fair value of $40,000, calculated by reference to our board of directors' determination as to the value of the shares at the time of the settlement, and as a result, we recognized additional expense of $20,000.

     Steve Wuschke

         On April 1, 2003, Steve Wuschke, a director and executive officer of ours, loaned us CDN$45,000 (approximately US$30,600 as of the loan date). The loan is at 8% per annum interest, with monthly interest-only payments, and the entire principal due on or before April 1, 2004. As partial consideration for making the loan, we granted Mr. Wuschke warrants to purchase 50,000 shares of our common stock, expiring in 2012, with 25,000 of the warrants exercisable at $0.25 per share and the remaining 25,000 exercisable at $0.50 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to our audited consolidated financial statements for the fiscal year ended October 31, 2003.)

         In January 2004, we borrowed an additional $31,704.24 from Mr. Wuschke. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See Note 3 to the unaudited interim financial statements for the six-month period ended April 30, 2004.)

     Jason McDiarmid

         On October 1, 2003, we borrowed $33,000 from Jason McDiarmid, our president and chief executive officer. The loan is payable on demand after March 31, 2004, accrues interest at the rate of 12%, regardless of the date of repayment, and is unsecured. As additional consideration for making the loan, we also issued to Mr. McDiarmid options to purchase 25,000 shares of our common stock at an exercise price of $0.25 per share and options to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share, all of which are exercisable until January 1, 2011. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to the audited consolidated financial statements for the fiscal year ended October 31, 2003.)

         On October 20, 2003, we borrowed $10,000 from Jason McDiarmid, our president and chief executive officer. The loan is payable on demand after March 31, 2004, accrues interest at the rate of 9% per year, calculated and payable monthly, and is unsecured. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to the audited consolidated financial statements for the fiscal year ended October 31, 2003.)

         In January 2004, we borrowed an additional $31,703.37 from Mr. McDiarmid. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See Note 3 to the unaudited interim financial statements for the six-month period ended April 30, 2004.)

         In March 2004, we issued 76,618 shares of common stock to Mr. McDiarmid upon the conversion of $57,464 of principal and accrued interest due under these loans.

     Kenneth G.C. Telford

         In two installments on August 14, 2003, and September 1, 2003, we borrowed an aggregate of CDN$6,000 (approximately US$4,300) on the dates of the installments. This loan is payable on demand after March 31, 2004, accrues interest at the rate of 9% per year, calculated and payable monthly, and is unsecured. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to the audited consolidated financial statements for the fiscal year ended October 31, 2003.)

         In March 2004, we issued 10,975 shares of common stock to Mr. Telford upon the conversion of $5,008 in principal and accrued interest due on this loan and an additional $3,186 in advances made by Mr. Telford on our behalf.

     Stevan Perry

         In January 2004, we borrowed $31,703.37 from Mr. Perry. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See Note 3 to the unaudited interim financial statements for the six-month period ended April 30, 2004.)

                            Description of Securities

         We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

Common Stock


         As of July 8, 2004, we had 12,049,244 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

         Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.


         As of July 8, 2004, we had reserved for issuance on exercise of options and warrants an aggregate of 5,560,000 shares of common stock, with the 5,260,000 options having a weighted average exercise price of approximately $0.76 per share and the 250,000 warrants having a weighted average exercise price of $0.25 per share.


Preferred Stock


         Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any. As of July 8, 2004, no shares of preferred stock were issued and outstanding.


                              Selling Stockholders

         The following table sets forth certain information regarding beneficial ownership of common stock of each selling stockholder and as adjusted to give effect to the sale of the common stock offered through this prospectus:

                                                                                 After Offering
                                                         -------------------------------------------------------------
                                  Before                         Percent, assuming sale by the Company of shares
                                 Offering         To                              indicated
                                -----------       Be     -------------------------------------------------------------
Name of Beneficial Owner        Number(1)     Registered   Number(1)     None     1,500,000   3,000,000   4,500,000
------------------------        ---------     ----------   ---------     ----     ---------   ---------   ---------
Steve Wuschke(2)                 962,243        25,000      937,243        7.8%       6.9%        6.2%        5.7%
Kenneth G.C. Telford(3)          546,174        90,000      456,174        3.8        3.4         3.0         2.8
Peter Bond(4)                     35,000        20,000       15,000         *          *           *           *
Stevan Perry                     978,360        45,000      933,360        7.7        6.9         6.2         5.6
Morpheus Financial Corp.(5)    1,100,000       300,000      800,000        6.6        5.9         5.3         4.8
Ecogenics Limited(6)             800,000       300,000      500,000        4.1        3.7         3.3         3.0
Fannie Mao Guterres(7)           790,580       125,000      665,580        5.5        4.9         4.4         4.0
J. Carl Guterres                  22,000        11,000       11,000         *          *           *           *
Maria Paskalidis                  88,000        44,000       44,000         *          *           *           *
Katherine Tam                    219,000        99,000      120,000        1.0         *           *           *
Marco Abenante                   474,600       180,000      294,600        2.4        2.2         2.0         1.8
Carmine Clemente                  22,000        11,000       11,000         *          *           *           *
David Fiorvento                   22,000        11,000       11,000         *          *           *           *
Michael Villafuerte               22,000        11,000       11,000         *          *           *           *

                                       36

                                                                                 After Offering
                                                         -------------------------------------------------------------
                                  Before                         Percent, assuming sale by the Company of shares
                                 Offering         To                              indicated(1)
                                -----------       Be     -------------------------------------------------------------
Name of Beneficial Owner        Number(2)     Registered   Number(2)     None     1,500,000   3,000,000   4,500,000
------------------------        ---------     ----------   ---------     ----     ---------   ---------   ---------
Paul Yu                          142,652       116,000       26,652         *          *           *           *
Geoff Shoji                       44,000        44,000            -         *          *           *           *
Troy Wood                         22,000        11,000       11,000         *          *           *           *
Ryan Wallace                      54,000        33,000       21,000         *          *           *           *
Erick Factor                      22,000        22,000            -         *          *           *           *
Lyle Hampton                     122,000        11,000      111,000         *          *           *           *
Rory Stowell                      40,000        20,000       20,000         *          *           *           *
Billy Paskilidis                  58,680        48,680       10,000         *          *           *           *
Constantine Paskilidis            20,000        10,000       10,000         *          *           *           *
Michael Scanlan                   20,000        10,000       10,000         *          *           *           *
Russell Gowanlock                 10,000         5,000        5,000         *          *           *           *
Kenn Buxton                       48,000        12,000       36,000         *          *           *           *
Dominic Stann                     10,000         5,000        5,000         *          *           *           *
Aaron Davison                     15,000         5,000       10,000         *          *           *           *
Cliff Wuschke                     50,000        50,000            -         *          *           *           *
Lesley Punt                       10,000         5,000        5,000         *          *           *           *
Graham Boothby                    10,000         5,000        5,000         *          *           *           *
Jacek Zielinski                   53,750        40,000       13,750         *          *           *           *
Melissa Youseffi                  20,000        10,000       10,000         *          *           *           *
Robert Marsh                      13,700         5,000        8,700         *          *           *           *
Advantage Trading Ltd.            10,000         5,000        5,000         *          *           *           *
Harry Paskilidis                  20,000        10,000       10,000         *          *           *           *
Marc Maurer                       10,000         5,000        5,000         *          *           *           *
Avrum Miller                      20,000        10,000       10,000         *          *           *           *
Carmine Risi                      10,000         5,000        5,000         *          *           *           *
Karri Wu                          20,000        10,000       10,000         *          *           *           *
Thomas Tournier                   10,000         5,000        5,000         *          *           *           *
Jason Haywood                     10,000         5,000        5,000         *          *           *           *
Che Koostra-Nair                   6,667         3,334        3,333         *          *           *           *
Norm Wuschke                      80,000        40,000       40,000         *          *           *           *
Autoworld Sales & Leasing        100,480        52,724       47,756         *          *           *           *
John McCandless                  100,250        40,000       60,250         *          *           *           *
Jessica Patrick                   50,000        10,000       40,000         *          *           *           *
Vickie Lam                        25,000        10,000       15,000         *          *           *           *
Rodica Cimpan                      5,000         5,000            -         *          *           *           *
Agnes Lam                          5,000         5,000            -         *          *           *           *
Lam Metal                         10,000        10,000            -         *          *           *           *
Sidney Skerritt                   10,000         5,000        5,000         *          *           *           *
Edward Lim                        40,000        20,000       20,000         *          *           *           *
Luc Delestrade                    10,000         5,000        5,000         *          *           *           *
Mark Spurr                         3,898         3,666          232         *          *           *           *
Richard McDiarmid                150,000        55,000       95,000         *          *           *           *
Dave Speers                       44,284        44,284            -         *          *           *           *
Matthew Norman                     6,000         6,000            -         *          *           *           *
Neil Nijjer                        4,000         4,000            -         *          *           *           *
Jean Paul Marques                  4,000         4,000            -         *          *           *           *

                                       37

                                                                                 After Offering
                                                         -------------------------------------------------------------
                                  Before                         Percent, assuming sale by the Company of shares
                                 Offering         To                              indicated(1)
                                -----------       Be     -------------------------------------------------------------
Name of Beneficial Owner        Number(2)     Registered   Number(2)     None     1,500,000   3,000,000   4,500,000
------------------------        ---------     ----------   ---------     ----     ---------   ---------   ---------
Michele Falco                      8,000         8,000            -         *          *           *           *
Ryan Dunn                         30,000        10,000       20,000         *          *           *           *
Aaron Dunn                        30,000        10,000       20,000         *          *           *           *
Marc Mathys                       10,000        10,000            -         *          *           *           *
SOTA Instruments, Inc.            50,000        10,000       40,000         *          *           *           *
Miriam Campos                     50,000        50,000            -         *          *           *           *
Paul Guterres                     72,000        47,320       24,680         *          *           *           *
Jack Quist                        20,000        20,000            -         *          *           *           *
Selwyn Deokiesingh                10,000        10,000            -         *          *           *           *
Laura Taylor                      10,000        10,000            -         *          *           *           *
Dylan Mahood                       2,500         2,500            -         *          *           *           *
Karly Mahood                       2,500         2,500            -         *          *           *           *
Garrett Greene                     4,000         4,000            -         *          *           *           *
Linda White                       25,000        25,000            -         *          *           *           *
Russell White(8)                  25,000        25,000            -         *          *           *           *
Adam Brown                        10,000        10,000            -         *          *           *           *
Thomas Adamson                    10,000        10,000            -         *          *           *           *
Andrew Lewis                      10,000        10,000            -         *          *           *           *
Estrella Valerio                  10,000        10,000            -         *          *           *           *
Clarke Nakamoto                   12,000        12,000            -         *          *           *           *
Lorne McDiarmid                    5,000         5,000            -         *          *           *           *
Cathy McDiarmid                    5,000         5,000            -         *          *           *           *
Grant Ritchie                     10,000        10,000            -         *          *           *           *
Kyle McDiarmid                    30,000        10,000       20,000         *          *           *           *
Shane Higgins                      2,000         2,000            -         *          *           *           *
Angelita Fabros                   16,000        16,000            -         *          *           *           *
Christy Fabros                    25,000        25,000            -         *          *           *           *
Thelma Hietbrink                  10,000        10,000            -         *          *           *           *
Fred Choy                         10,000        10,000            -         *          *           *           *
Josephine Copon                   75,000        25,000       50,000         *          *           *           *
Franco Cortese                    55,000        55,000            -         *          *           *           *
Massimo Nicoletti                 25,000        25,000            -         *          *           *           *
Johnny Mah                        15,000        15,000            -         *          *           *           *
Geotech Drilling                  10,000        10,000            -         *          *           *           *
David Bridger                     25,000        10,000       15,000         *          *           *           *
Ruth Findlay                      10,000        10,000            -         *          *           *           *
Sean Piekaar                      41,896        41,896            -         *          *           *           *
Chris Watson                      10,000        10,000            -         *          *           *           *
Terry Eyton                       10,000        10,000            -         *          *           *           *
Bryce Eyton                       10,000        10,000            -         *          *           *           *
Shinji Hayama                     73,440        73,440            -         *          *           *           *
Jennifer Anderson                  5,000         5,000            -         *          *           *           *
Lexcorp International             17,668        17,668            -         *          *           *           *
Greg Page                         10,000        10,000            -         *          *           *           *
Jeremy Oliver                     15,000         5,000       10,000         *          *           *           *
Kevin Wuschke                     20,000        10,000       10,000         *          *           *           *

                                       38

                                                                                 After Offering
                                                         -------------------------------------------------------------
                                  Before                         Percent, assuming sale by the Company of shares
                                 Offering         To                              indicated(1)
                                -----------       Be     -------------------------------------------------------------
Name of Beneficial Owner        Number(2)     Registered   Number(2)     None     1,500,000   3,000,000   4,500,000
------------------------        ---------     ----------   ---------     ----     ---------   ---------   ---------
Yoshitaka Takeuchi                25,000        25,000            -         *          *           *           *
Corrine Humphrey                 250,000        34,988      215,012        1.8%       1.6%        1.4%        1.3%
Heather Speers                    10,000        10,000            -         *          *           *           *
James D. Roberts                  40,000        40,000            -         *          *           *           *
Doug Lockhart                     20,000        20,000            -         *          *           *           *
Brenda Lockhart                   20,000        20,000            -         *          *           *           *
                              ----------     ---------    ---------
Total                          8,939,322     3,000,000    5,939,322
                              ==========     =========    =========

__________________

* Less than 1%.

(1)  Excludes options. See Principal Stockholders at page 30.

(2)  Mr. Wuschke is our chief technical officer and a director.
(3) Mr. Telford is our secretary/treasurer, chief financial officer and a director. Mr. Telford owns 360,155 shares in his own name and, as a director of Denon Capital Strategies Limited, is deemed the beneficial owner of 186,019 shares held by Denon Capital Strategies Limited.
(4)  Mr. Bond is a director.
(5)  Morpheus Financial Corporation is a principal stockholder.
(6)  Ecogenics Limited is a principal stockholder.
(7)  Fannie Mae Guterres is a principal stockholder.
(8)) Mr. White is a director.

                              Plan of Distribution

Determination of Offering Price

         Our board of directors has determined the $1.25 per share offering price based on its subjective assessment of our business prospects, including its assessment of the potential of our consumer wellness products, our research and development efforts, particularly with regard to EI Elemental Heat Energy System, our management team, as well as current market conditions and opportunities. Ultimately, however, potential investors should understand that the offering price was established arbitrarily and does not bear any relationship to our assets, book value, or other traditionally recognized criteria of value.

Sales by the Company

         We will offer up to 4,500,000 shares of common stock on a "best efforts" basis to the public from time to time at $1.25 per share. There is no assurance that all or any portion of the shares will be sold.

         No person has agreed to purchase any of the shares, and we have made no arrangement to escrow or return any funds to investors if less than all offered shares are sold. There is no minimum number of shares that must be sold. The offering will continue until all offered shares are sold, which we expect to occur within two years of the initial effective date of this registration, or until we determine to terminate the offering, whichever is earlier.

         Jason McDiarmid, Kenneth G.C. Telford and Steve Wuschke, each of whom is one of our officers, directors, or both, will offer the shares on our behalf. Each will participate in such offering in reliance on the exemption from being deemed a broker-dealer as set forth in Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended, in those jurisdictions where sales by such persons are permitted. Specifically, none of them is subject to a statutory disqualification; none of them will be compensated for his participation in the offering by the payment of commissions or otherwise based directly or indirectly on his efforts in the offering; none of them is, has been for the last 12 months, or will be, at the time of the offering, a broker or dealer or an associated person of a broker or dealer; each of them performs substantial duties on our behalf other than transactions in securities; and none of them will participate or has participated in an offering of securities except as specifically permitted by Rule 3a4-1(4)(ii)(C).

         Persons that desire to purchase shares may do so by transmitting funds to our executive office at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225, together with a written statement signed by the purchaser setting forth the amount to be purchased, and the name(s), address, and social security or tax identification number of the person(s) in whose name the certificate is to be issued. We reserve the right to reject any subscription, in whole or in part.

         The shares offered are subject to prior sales, when, as and if accepted by us and subject to our right to reject subscriptions, in whole or in part.

         We will not pay commissions, discounts or other fees in connection with the offer and sale of such shares.

         Our officers and directors do not intend to purchase any of such shares.

Sales by Selling Stockholders

         Sales by the selling stockholders will be at a fixed price of $1.25 per share until our common stock is traded on the OTC Bulletin Board or other securities exchange. At that time, the selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

         o an exchange distribution following the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales or sales of shares not previously owned by the seller;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; or

         o        any other lawful method.

Sales by selling stockholders who are officers, directors or affiliates of ours will be made at a fixed price of $1.25 per share for the duration of the offering.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commission or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. To our knowledge, none of the selling stockholders is a broker-dealer or affiliated with a broker-dealer.

         The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person that has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling stockholders and their officers, directors, employees and agents, and each person that controls any selling stockholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement, of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

         There is no assurance that the selling stockholders will sell any or all of the common stock in this offering.


                                Legality of Stock

         The legality under Nevada law of the common stock to be sold by the selling stockholders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC.


                    Where You Can Find Additional Information

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

         Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, and we will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these materials, when filed, may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings will also be available to you free of charge at the Securities Exchange Commission's web site at http://www.sec.gov.

                              Change in Accountant

         On December 24, 2003, we dismissed KPMG, LLP, of Vancouver, British Columbia, Canada ("KPMG"), as our principal accountant to audit and report on our financial statements for the year ended October 31, 2003. The decision to dismiss KPMG was made with the approval of our board of directors.

         The reports of KPMG on our financial statements consisting of consolidated balance sheet as of October 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended October 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. KPMG's opinion in its report on our consolidated financial statements as of and for the years ended October 31, 2002 and 2001, expressed substantial doubt with respect to our ability to continue as a going concern and contained a separate paragraph stating "the Company has not generated positive cash flow from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with our audits for the fiscal years ended October 31, 2002 and 2001, and any subsequent interim period preceding the dismissal of KPMG, there were no disagreements with KPMG or reportable events on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On January 8, 2004, our board of directors approved the engagement of Peterson Sullivan PLLC ("Peterson"), Seattle, Washington, as independent accountant and auditor to report on our financial statements for the year ended October 31, 2003.

         No consultations occurred between us and Peterson during the two most recent fiscal years and any subsequent interim period prior to Peterson's appointment regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS



                                                                           Page

INDEPENDENT AUDITORS' REPORT................................................F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....................F-2

FINANCIAL STATEMENTS FOR THE YEARS ENDED OCTOBER 31, 2003 AND 2002

    CONSOLIDATED BALANCE SHEET..............................................F-3
    CONSOLIDATED STATEMENTS OF OPERATIONS...................................F-4
    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND
      COMPREHENSIVE LOSS....................................................F-5
    CONSOLIDATED STATEMENTS OF CASH FLOWS...........................F-6 and F-7
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.......................F-8 - F-21


FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2004

    CONSOLIDATED BALANCE SHEET.............................................F-22
    CONSOLIDATED STATEMENTS OF OPERATIONS..................................F-23
    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND
      COMPREHENSIVE LOSS...................................................F-24
    CONSOLIDATED STATEMENTS OF CASH FLOWS.........................F-25 and F-26
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................F-27 - F-35

[Peterson Sullivan PLLC Letterhead]



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Essential Innovations Technology Corp.
Bellingham, Washington


We have audited the accompanying consolidated balance sheet of Essential Innovations Technology Corp. (a development stage company) and subsidiaries as of October 31, 2003, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss and cash flows for the year then ended and for the period from February 9, 2001 (date of inception) to October 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company (a development stage company) and subsidiaries as of October 31, 2003, and the results of their operations and their cash flows for the year then ended and for the period from February 9, 2001 (date of inception) to October 31, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated positive cash flow from operations since inception and has an accumulated deficit of $3,206,084 at October 31, 2003. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peterson Sullivan PLLC

Peterson Sullivan PLLC
Seattle, Washington
January 9, 2004

KPMG LLP
Chartered Accountants
PO Box 10426  777 Dunsmuir Street                       Telephone (604) 691-3000
Vancouver BC  V7Y 1K3                                   Telefax  (604) 691-3031
Canada                                                  www.kpmg.ca


REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Board of Directors
Essential Innovations Technology Corp.


We have audited the accompanying consolidated statements of operations, cash flows and stockholders' equity and comprehensive loss of Essential Innovations Technology Corp. (a development stage enterprise) for the year ended October 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated positive cash flow from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KPMG LLP (signed)

Chartered Accountants
Vancouver, Canada
April 23, 2003



KPMG LLP, a Canadian limited liability partnership is the Canadian member of KPMG International, a Swiss nonoperating association.

                                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                          (A Development Stage Company)

                                           CONSOLIDATED BALANCE SHEET
                                                October 31, 2003
                                           (In United States Dollars)

               ASSETS
 Current Assets
     Cash                                                                                     $          2,626
     Goods and services tax receivable                                                                  10,417
     Inventory                                                                                          13,076
     Prepaid expenses                                                                                    3,500
                                                                                              ----------------
               Total current assets                                                                     29,619
 Property and Equipment, net                                                                            58,643
 Deposits                                                                                               15,855
                                                                                              ----------------
                                                                                              $        104,117
                                                                                              ================
               LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities
     Accounts payable                                                                         $        187,763
     Accrued expenses                                                                                   41,836
     Accrued wages                                                                                      99,224
     Tenant inducements                                                                                  1,950
     Notes payable, related parties                                                                     67,440
     Due to shareholders                                                                                44,639
                                                                                              ----------------
               Total current liabilities                                                               442,852
 Stockholders' Deficit
     Preferred stock, $0.001 par value; 10,000,000 shares authorized;
        400,000 shares issued and outstanding                                                              400
     Common stock, $0.001 par value; 100,000,000 shares
        authorized; 11,355,985 shares issued and outstanding                                            11,356
     Additional paid-in capital                                                                      2,870,399
     Stock subscriptions receivable                                                                        (90)
     Deficit accumulated during the development stage                                               (3,206,084)
     Accumulated other comprehensive loss                                                              (14,716)
                                                                                              ----------------
               Total stockholders' deficit                                                            (338,735)
                                                                                              ----------------
                                                                                              $        104,117
                                                                                              ================


                           See accompanying notes to consolidated financial statements.

                                                        F-3

                                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                          (A Development Stage Company)

                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the Years Ended October 31, 2003 and 2002, and the Period From
                            February 9, 2001 (Date of Inception) to October 31, 2003
                                           (In United States Dollars)


                                                                                                   Cumulative During
                                                                                                    the Development
                                                              2003                 2002                  Stage
                                                        ---------------      ---------------         --------------
 Revenue                                                $             -       $        8,544         $        8,544

 Cost of Sales                                                        -                6,257                  6,257
                                                        ---------------      ---------------         --------------
                Gross profit                                          -                2,287                  2,287

 Expenses
     General and administrative                               1,720,956              427,115              2,283,034
     Research and development                                   166,316              158,854                373,092
     Impairment of media credits                                440,000                    -                440,000
                                                        ---------------      ---------------         --------------
                                                              2,327,272              585,969              3,096,126
 Other Income (Expense)
     Interest expense                                            (1,112)                   -                 (1,112)
     Interest expense, related parties                          (81,823)             (29,719)              (111,542)
     Interest income                                                 70                   60                    409
                                                        ---------------      ---------------         --------------
                                                                (82,865)             (29,659)              (112,245)
                                                        ---------------      ---------------         --------------
                Net Loss                                $    (2,410,137)     $      (613,341)        $   (3,206,084)
                                                        ===============      ===============         ==============
 Loss per share - basic and diluted                     $         (0.23)     $         (0.07)
                                                        ===============      ===============
 Weighted average number of shares
     outstanding                                             10,583,026            9,394,841
                                                        ===============      ===============



                                   See accompanying notes to consolidated financial statements.

                                                             F-4

                                             ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                                  (A Development Stage Company)

                             CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND COMPREHENSIVE LOSS
                                  For the Years Ended October 31, 2003 and 2002, and the Period
                                 From February 9, 2001 (Date of Inception) to October 31, 2001
                                                   (In United States Dollars)


                                                                                                  Deficit   Accumulated
                                     Common Stock       Preferred Stock                 Stock   Accumulated    Other
                                   ------------------- -----------------  Additional  Subscrip-  During the   Compre-      Total
                                    Number of          Number of           Paid-in     tions    Development   hensive  Stockholders'
                                     Shares     Amount   Shares   Amount   Capital   Receivable   Stage         Loss       Deficit
                                   ----------  ------- ---------  ------ ----------- ---------- ----------- ----------- ------------
Balance, February 9, 2001                   -  $     -        -   $   -  $         -  $      -  $         -   $      -  $         -
Net loss for the period                     -        -        -       -            -         -     (182,606)         -     (182,606)
Foreign currency translation loss           -        -        -       -            -         -            -     (6,720)      (6,720)
                                                                                                                        -----------
Comprehensive loss                                                                                                         (189,326)
Common stock subscribed at
 incorporation for cash
 of $0.001 per share                8,095,000    8,095        -       -            -         -            -          -        8,095
Common stock issued for cash
 of $0.25 per share                   928,000      928        -       -      231,072         -            -          -      232,000
Stock issue costs                           -        -        -       -       (2,800)        -            -          -       (2,800)
Subscription receivable                     -        -        -       -            -   (29,595)           -          -      (29,595)
                                   ----------  -------  -------   -----  -----------  --------  -----------   --------  -----------
Balance, October 31, 2001           9,023,000    9,023        -       -      228,272   (29,595)    (182,606)    (6,720)      18,374
Loss for the year                           -        -        -       -            -         -     (613,341)         -     (613,341)
Foreign currency translation loss           -        -        -       -            -         -            -     (2,119)      (2,119)
                                                                                                                        -----------
Comprehensive loss                                                                                                         (615,460)
Subscriptions received                      -        -        -       -            -    29,505            -          -       29,505
Common stock issued for cash          513,600      514        -       -      201,286         -            -          -      201,800
Common stock issued for services
 received                               6,400        6        -       -        3,194         -            -          -        3,200
Common stock subscribed (and
 unissued) for services received       50,000       50        -       -       24,950         -            -          -       25,000
Common stock subscribed (and
 unissued) for cash                    10,000       10        -       -        4,990         -            -          -        5,000
Options and warrants issued for
 services received                          -        -        -       -      150,241         -            -          -      150,241
Stock issue costs                           -        -        -       -       (4,000)        -            -          -       (4,000)
                                   ----------  -------  -------   -----  -----------  --------  -----------   --------  -----------
Balance, October 31, 2002           9,603,000    9,603        -       -      608,933       (90)    (795,947)    (8,839)    (186,340)
Loss for the year                           -        -        -       -            -         -   (2,410,137)         -   (2,410,137)
Foreign currency translation loss           -        -        -       -            -         -            -     (5,877)      (5,877)
                                                                                                                        -----------
Comprehensive loss                                                                                                       (2,416,014)
Common stock issued for cash          364,945      365        -       -      250,628         -            -          -      250,993
Common stock issued for equipment     223,960      224        -       -      193,496         -            -          -      193,720
Common stock issued on settlement
 of loans                             370,580      371        -       -      184,919         -            -          -      185,290
Common stock issued for services
 received                             666,500      666        -       -      475,084         -            -          -      475,750
Common stock issued for option
 on land                               10,000       10        -       -        9,990         -            -          -       10,000
Common stock issued on exercise
 of options                            50,000       50        -       -       12,450         -            -          -       12,500
Variable stock compensation costs           -        -        -       -      362,500         -            -          -      362,500
Options issued in exchange for
 services received                          -        -        -       -      187,618         -            -          -      187,618
Options issued for financing                -        -        -       -       80,163         -            -          -       80,163
Preferred shares issued for prepaid
 media credits                              -        -  400,000     400      439,600         -            -          -      440,000
Common stock issued for settlement
 of debt                               67,000       67        -       -       66,933         -            -          -       67,000
Stock issue costs                           -        -        -       -       (1,915)        -            -          -       (1,915)
                                   ----------  -------  -------   -----  -----------  --------  -----------   --------  -----------
Balance, October 31, 2003          11,355,985  $11,356  400,000   $ 400  $ 2,870,399  $    (90) $(3,206,084)  $(14,716) $  (338,735)
                                   ==========  =======  =======   =====  ===========  ========  ===========   ========  ===========



                                  See accompanying notes to consolidated financial statements.

                                                            F-5

                                             ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                                  (A Development Stage Company)

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                               For the Years Ended October 31, 2003 and 2002, and the Period From
                                    February 9, 2001 (Date of Inception) to October 31, 2003
                                                   (In United States Dollars)

                                                                                                              Cumulative During
                                                                                                               the Development
                                                                         2003                 2002                  Stage
                                                                     -------------        ------------        -----------------
 Cash Flows From Operating Activities
     Loss for the period                                             $  (2,410,137)       $   (613,341)         $ (3,206,084)
     Adjustment to reconcile net loss for the period
        to net cash used in operating activities
        Loss (gain) on disposal of assets                                    8,985                   -                 8,985
        Depreciation of property and equipment                              18,009              12,689                41,421
        Amortization of tenant inducements                                  (3,635)             (8,674)              (14,092)
        Common stock issued for services                                    75,000               3,200                78,200
        Common stock issued to related parties for services                400,750                   -               400,750
        Common stock subscribed (and unissued) to related parties
            for services received                                                -              25,000                25,000
        Common stock issued to related parties for
            debt settlement and equipment                                  302,042                   -               302,042
        Options and warrants issued for services                            51,827              71,333               123,160
        Options and warrants issued to related parties for services        578,454              78,908               657,362
        Charge for impairment of media credits                             440,000                   -               440,000
        Changes in assets and liabilities
            Goods and services tax receivable                               (6,094)                 96               (10,417)
            Inventory                                                         (576)                  -                  (576)
            Prepaid expenses                                                (3,180)              1,036                (3,500)
            Accounts payable                                               139,585              43,828               187,763
            Accrued expenses                                                 4,162              20,717                41,836
            Accrued wages                                                   99,224                   -                99,224
                                                                     -------------        ------------          ------------
               Net cash used in operating activities                      (305,584)           (365,208)             (828,926)
 Cash Flows From Investing Activities
     Purchase of property and equipment                                     (6,432)             (7,149)              (60,541)
     Proceeds from disposal of assets                                       12,780                   -                12,780
     Deposits and other                                                     (1,595)               (756)               (5,855)
                                                                     -------------        ------------          ------------
               Net cash provided by (used in) investing activities           4,753              (7,905)              (53,616)
 Cash Flows From Financing Activities
     Issuance of common stock                                              249,078             232,305               689,083
     Tenant inducements received                                                                                      16,042
     Advances from shareholders                                             28,513             102,523               145,169
     Repayments to shareholders                                            (21,413)             (7,684)              (29,897)
     Note proceeds received                                                 74,501              28,841               103,342
     Note repayments                                                       (15,902)                  -               (15,902)
                                                                     -------------        ------------          ------------
               Net cash provided by financing activities                   314,777             355,985               907,837
 Foreign exchange gain (loss) on cash held in foreign currency             (13,245)                143               (22,669)
                                                                     -------------        ------------          ------------
 Net change in cash during the year                                            701             (16,985)                2,626
 Cash at beginning of period                                                 1,925              18,910                     -
                                                                     -------------        ------------          ------------
 Cash at end of period                                               $       2,626        $      1,925          $      2,626
                                                                     =============        ============          ============



                                   See accompanying notes to consolidated financial statements.

                                                               F-6

                                             ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                                (A Development Stage Enterprise)

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                               For the Years Ended October 31, 2003 and 2002, and the Period From
                                    February 9, 2001 (Date of Inception) to October 31, 2003
                                                   (In United States Dollars)

                                                                                                                 Cumulative During
                                                                                                                  the Development
                                                                                2003                2002               Stage
                                                                            ------------        ------------        ------------
 Supplementary Information
     Interest paid                                                          $      5,363        $          -        $      5,363
     Non-cash transactions
        Common shares subscribed in exchange for stock
          subscriptions receivable                                                     -              25,211              25,211
        Preferred shares issued for prepaid media credits                        440,000                   -             440,000
        Automotive equipment acquired from a related party
          for common shares                                                       51,323                   -              51,323
        Common shares issued for deposit on proposed
          land purchase                                                           10,000                   -              10,000
        Common shares issued for purchase of inventory                            12,500                   -              12,500
        Payment on notes payable to related parties by
          issuance of common shares                                               20,000                   -              20,000
        Payment on shareholder debt by issuance of
          common shares                                                           72,645                   -              72,645


                                   See accompanying notes to consolidated financial statements.

                                                               F-7

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (In United States Dollars)



Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the state of Nevada on April 4, 2001. The Company's subsidiary, Essential Innovation Corporation ("EIC") is engaged in the development and distribution of ecofriendly lifestyle enhancement technologies for the betterment of energy, water, air and health. Substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage company. Essential Innovations Asia Limited ("EIAL") was incorporated as a wholly-owned subsidiary on April 9, 2002, for the purpose of marketing under exclusive global rights, excluding Canada and the United States, the bio-energetic devices produced by SOTA Instruments.

Future Operations

The Company's financial statements have been prepared using accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated positive cash flow from operations. It is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding would necessitate the Company reduce or limit its operating activities.

Basis of Consolidation

These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovation Corporation and Essential Innovations Asia Limited. Essential Innovation Corporation was incorporated on February 9, 2001, and as noted above, the Company was incorporated on April 4, 2001. At that time, all of the existing shareholders of EIC exchanged their common shares for common shares of the Company. The Company had no assets and liabilities at the time of the exchange. As the only assets of the combined entity after the exchange were those of the subsidiary prior to the exchange, a change in ownership did not take place. As this exchange lacked substance, it was not a purchase event and has been accounted for based on existing carrying amounts of the subsidiary's assets and liabilities, consistent with the guidance contained in FASB Technical Bulletin 85-5, Issues Relating to Accounting for Business Combinations. All significant inter-company balances and transactions have been eliminated.

Cash

Cash consists of checking accounts held at financial institutions in the United States and Canada.

Inventories

Inventories of retail products are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, unless the estimated future undiscounted cash flows expected to result from either the use of an asset or its eventual disposition is less than its carrying amount in which case an impairment loss is recognized based on the fair value of the asset.

Depreciation of property and equipment is based on the estimated useful lives of the assets and is computed using straight-line and accelerated methods over lives ranging between three and five years. Repairs and maintenance are charged to expense as incurred. Expenditures for new facilities and those expenditures that substantially increase the useful lives of existing properties are capitalized, as well as interest costs associated with major capital projects until ready for their intended use.

Tenant Inducements

Tenant inducements are related to a rent-free period received by the Company upon entering into a lease for its research and development facilities and are capitalized and amortized over the initial term of the related lease.

Research and Development Expenses

Research and development costs are expensed as incurred. Costs incurred to date include personnel and facilities costs, depreciation and amortization of research and development related property and equipment and licensing fees for technology used in the development effort.

Advertising Expenses

Advertising costs are expensed as incurred. No advertising expense was incurred in 2003 or 2002.

Revenue Recognition

Revenues from the sales of bio-energetic medical products are recognized as the sales are made, the price is fixed and determinable, collectibility is probable and no significant company obligations with regard to the products remain. Future revenues from the sale of geothermal products will be recognized in the same manner.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

Investment Tax Credits

The Company follows the cost reduction method of accounting for investment tax credits ("ITC") whereby the benefit of assistance is recognized as a reduction in the cost of the related capital asset or expenditure when receipt of the investment tax credit is considered to be reasonably assured. Any adjustments necessary to ITC are recorded in the period the adjustments are known.

Loss Per Share

Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is antidilutive.

Comprehensive Loss

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss, except for foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. Actual results may differ from those estimates.

Foreign Operations and Currency Translation

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss), until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amount was not material for 2003 and 2002.

Effective August 1, 2003, the Company changed its functional currency from the Canadian dollar to the U.S. dollar. The Company continues to use the U.S. dollar as its reporting currency. The reason for the change was because a majority of the Company's transactions are denominated in U.S. dollars. Consistent with SFAS No. 52, Foreign Currency Translation, the change in functional currency will be accounted for prospectively, therefore, there is no effect on the historical financial statements. The translated amounts for nonmonetary assets at July 31, 2003, became the accounting basis for those assets as of August 1, 2003. EIC continues to use the Canadian dollar as its functional currency. EIAL continues to use the Hong Kong dollar as its functional currency.

Financial Instruments

The Company has the following financial instruments: cash, goods and services tax receivable, accounts payable, accrued expenses, and amounts due to related parties and shareholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and goods and services tax receivable. Cash is deposited with high credit quality financial institutions. Goods and services tax is receivable from a department of the Government of Canada.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between fair value of the Company's stock and the exercise price of options issued on the date of grant ("the intrinsic-value method"). Unearned compensation, if any, is amortized over the vesting period of the individual options.

As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income (loss) if the fair-value method had been applied to all outstanding and unvested awards in each period:

                                                                            2003                    2002
                                                                       -------------           -------------
Net loss, as reported                                                  $  (2,410,137)          $    (613,341)
Add stock-based employee compensation expense included in
  reported net loss, net of tax                                               71,611                 150,241
Deduct total stock-based employee compensation expense
  determined under the fair-value method, net of tax                        (506,987)               (244,701)
                                                                       -------------           -------------

Pro forma net loss                                                     $  (2,845,513)          $    (707,801)
                                                                       =============           =============

Pro forma net loss per share                                           $       (0.27)          $       (0.08)
                                                                       =============           =============

Note 2. Recent Accounting Pronouncements

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 addresses the financial accounting and reporting for obligations associated with an exit activity, including restructuring, or with a disposal of long-lived assets. Exit activities include, but are not limited to, eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities or personnel. SFAS 146 specifies that a company will record a liability for a cost associated with an exit or disposal activity only when that liability is incurred and can be measured at fair value. Therefore, commitment to an exit plan or a plan of disposal expresses only management's intended future actions and does not meet the requirement for recognizing a liability and the related expense. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The adoption of SFAS 146 did not have an impact on our financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements
No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. The Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of the Interpretation apply to guarantees issued or modified after December 31, 2002. The adoption of this accounting pronouncement did not have a material effect on our financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS 123's fair-value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for our fiscal year 2004. SFAS 148's amendment of the disclosure requirements of Opinion 28 was adopted during 2003.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. The Interpretation requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from the other parties. This pronouncement requires the consolidation of variable interest entities created after January 31, 2003. Consolidation provisions apply for periods ending after March 15, 2004, for variable interest entities, other than special purpose entities, created prior to February 1, 2003. We do not have any variable interest entities, including special purpose entities, that must be consolidated and therefore the adoption of the provision of FIN 46 will not have an impact on our financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We currently do not have any derivative instruments as defined in SFAS 133.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on our financial position or results of operations.

Note 3. Property and Equipment

Property and equipment consist of the following:

Computer equipment                                        $          5,065
Computer software                                                    1,862
Office furniture and equipment                                      17,991
Automotive                                                          34,700
Leasehold improvements                                              34,003
                                                          ----------------
                                                                    93,621
Less accumulated depreciation                                      (34,978)
                                                          ----------------
                                                          $         58,643
                                                          ================

Note 4. Deposits

Deposits includes a $10,000 option payment made by the issuance of 10,000 common shares at the estimated fair value of $1.00 per share. This option was for the right to acquire approximately 650 acres of land near Rifle, Colorado for the purchase price of $2.3 million payable by the issuance of common shares of the Company. This option lapsed subsequent to the year end.

Note 5. Related Party Transactions and Balances

Notes Payable, Related Parties

During 2003, a note payable with a balance of $32,547 to a family member of a director and officer of the Company was repaid in full by the issuance of 80,000 fully paid common shares and the payment of $12,547 in cash. The shares were recorded at their estimated fair value of $40,000, calculated by reference to the market value of the shares at the time of the settlement and, as a result,
the Company recognized additional expense of $20,000                                         $             -

During 2003, a director and officer of the Company made an unsecured loan to the
Company in the amount of CDN$45,000 (US$30,600), due on demand, payable monthly as to interest only at 8%, with the principal to be repaid in full on or before April 1, 2004. In connection with this loan, options were granted which entitle the holder to purchase 50,000 common shares of the Company until 2012:
25,000 at $0.25 per share and 25,000 at $0.50 per share. The fair value of the
options of $37,978 has been recorded as interest expense during 2003                                  24,140

During 2003, a director and officer of the Company made unsecured loans to the
Company totaling $43,300, due on demand after March 31, 2004. A loan for $33,300 has an interest rate of 12% and a $10,000 loan has an interest rate of 9%, interest only is payable monthly. In connection with the $33,300 loan, options were granted which entitle the holder to purchase 50,000 common shares of the
Company until 2012: 25,000 at $0.25 per share and 25,000 at $0.50 per share. The fair value of the options of $36,730 has been recorded as interest expense
during 2003                                                                                           43,300
                                                                                             ---------------
                                                                                             $        67,440
                                                                                             ===============

Due to Shareholders

Amounts due to shareholders at October 31, 2003, are unsecured, without specific terms of repayment and non-interest bearing with the exception of $30,000, for which interest is 12% of the principal amount, regardless of when repayment was made, and $4,546 (CDN$6,000), for which interest accrues at 9%. During 2002, warrants were granted which entitle the holder of the $30,000 loan to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in additional paid-in capital. During 2003, a shareholder settled $72,645 of non-interest bearing loans in exchange for 290,580 fully paid common shares. The common shares were recorded at their estimated fair value of $145,290, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized an additional expense of $72,645.

Other Related Party Transactions

During 2003:

         o The Company has incurred consulting fees and related expenses to a company controlled by an officer and director of the Company in the amount of $90,454. During 2003, $50,000 of these consulting fees were converted into 67,000 common shares of the Company and the Company recognized an expense of $17,000 for the amount fair value of the stock exceeded the services.

         o Certain management and directors forgave $208,876 of accrued wages and received 278,000 options to acquire common shares of the Company at $0.75 per share.

         o The Company paid total commissions to two directors for certain equity they raised of $1,107.

         o A director and officer of the Company lent the Company a total of $4,546 (CDN$6,000) payable monthly as to interest of 9% per annum due on demand after March 31, 2004.

         o Interest expense of $7,114 was accrued on short-term loans and advances to related parties.

During 2002:

         o The Company paid consulting fees to shareholders in the amount of $16,818 and issued options to shareholders valued at $10,393 in exchange for consulting services received.

         o Interest expense of $29,719 was accrued on short-term loans and advances to related parties.

Note 6. Share Capital

Preferred Shares

During 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares.

During 2003, the Company entered into an agreement for the acquisition of media credits requiring a deposit which the Company satisfied by issuing 400,000 series A preferred shares. The Company has recorded these shares at their estimated fair value of $440,000 or $1.10 per share. These shares are non-voting, noncumulative and are automatically convertible into common shares, on a one-for-one basis, upon the later of 18 months after the date of the agreement, February 14, 2003, or 180 days after the Company's initial public offering yielding a minimum of $10 million. The preferred shares will be redeemable at the option of the Company of $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

Common Shares

During 2003, the Company issued 10,000 common shares for which proceeds had been received prior to October 31, 2002, and 364,945 common shares for total cash proceeds of $250,993 received during the year, including 25,800 shares at $0.25 per share, 187,000 shares at $0.50 per share, 13,750 shares at $0.64 per share, 134,497 shares at $1.00 per share and 3,898 shares at $2.00 per share. The Company paid stock issue costs of $1,915 of which $1,107 was paid to two officers and directors of the Company.

In addition, the Company recorded the following transactions during 2003:

         o acquisition of certain automotive equipment from a stockholder, valued at $15,120, in exchange for 60,480 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the date of the transaction, and the Company has recorded a loss of $15,120 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o settlement of a portion of certain shareholder and other loans totaling $92,645 for 370,580 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates of settlement, and the Company recorded a loss of $92,645 arising from these settlements resulting from an increase in value of the shares between the commitment date and settlement date.

         o issuance of 666,500 common shares, to certain employees and consultants for services provided. The common shares have been recorded at their estimated fair value on the dates the services were provided being 381,500 at the estimated fair value of $0.50 per share and 285,000 at the estimated fair value of $1.00 per share.

         o acquisition of certain automotive equipment from a stockholder, with a fair value of $12,728, in exchange for 38,680 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company recorded a loss of $25,952 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o settlement of $50,000 payable to a company controlled by a director and officer in exchange for 67,000 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company recorded a loss of $17,000 on the debt settlement resulting from an increase in value of the shares between the commitment date and settlement date.

         o acquisition of certain automotive equipment and repairs from a related party, with a fair value of $31,200, in exchange for 124,800 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company has recorded a loss of $93,600 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o issuance of 10,000 common shares for the option to acquire 650 acres in Rifle, Colorado for $2.3 million. The common shares have been recorded at their estimated fair value of $1.00 per share.

         o issuance of 50,000 common shares on the exercise of warrants by the holder at the exercise price of $0.25 per share. The Company received inventory with a fair value of $12,500 for these shares.

During 2002, the Company issued 220,000 common shares at $0.25 per share for total proceeds of $55,000 and 293,600 common shares at $0.50 per share for total proceeds of $146,800. All shares were issued for cash in arms length transactions at the Company's best estimate of fair market value at the time. In addition, the Company received cash subscription proceeds for a further 10,000 common shares during 2002. These shares were issued during 2003. The Company paid stock issue costs of $4,000 during 2002.

Also during 2002, the Company issued 6,400 common shares, at $0.50 per share, in exchange for services received. The Company also committed to issue 50,000 common shares, at $0.50 per share, to a director for services provided during 2002, which were issued during 2003. These shares have been issued at fair value which the Company determines based upon the current selling price of its common shares to third parties for cash.

Stock Purchase Warrants

At October 31, 2003, the Company had outstanding warrants to purchase 250,000 shares of the Company's common stock, at $0.25 per share. The warrants expire in years beginning with 2007 and continuing through 2010. At October 31, 2003, 250,000 shares of common stock were reserved for that purpose.

Note 7.  Stock-based Compensation

Although the Company does not have a formal stock option plan, during 2003, the Company issued stock options to directors, employees, advisors and consultants.

A summary of the Company's stock options is as follows:

                                                                                           Weighted Average
                                                                   Number of Options        Exercise Price
                                                                   -------------------     ------------------
Outstanding at October 31, 2001                                                    -       $        -

Granted
    Options issued to directors, employees, advisors, and
      consultants                                                          2,520,000               0.61
    Options issued to others                                                  60,000               0.88
                                                                       -------------

Outstanding at October 31, 2002                                            2,580,000               0.62

Granted
    Options issued to directors, employees, advisors, and
      consultants                                                          2,131,700               0.91
    Options issued to others                                                 158,300               0.65
                                                                       -------------

Outstanding at October 31, 2003                                            4,870,000               0.75
                                                                       =============
The following table summarizes stock options outstanding at October 31, 2003:

                                                                                              Number
                              Number Outstanding at         Average Remaining             Exercisable at
     Exercise Price             October 31, 2003         Contractual Life (Years)        October 31, 2003
-------------------------    ------------------------    -------------------------    ------------------------
         $0.25                          404,750                    4.68                          404,750
          0.50                          547,250                    6.20                          547,250
          0.75                        1,308,000                    8.46                        1,308,000
          1.00                        2,518,750                    7.73                        2,468,750
          1.50                           75,000                    7.00                           25,000
          2.00                           16,250                    7.00                           16,250
                             ------------------------                                 ------------------------
                                      4,870,000                                                4,770,000
                             ========================                                 ========================

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of the options granted were risk-free interest rate of 5.0%, a 5-year expected life and a dividend yield of 0.0%.

Note 8. Media Credits

In February 2003, the Company entered into an agreement to acquire $25,000,000 in Retail Rate Card Media Credits ("Media Credits") at a cost of $12.5 million. The Media Credits represent the right to purchase advertising by television, print, radio, internet, magazine, facsimile, direct mail and telephone at the customary retail cost without any discount or other concessions. These credits are valid for an initial period of eighteen months. At the end of the eighteen month period, any unused credits will be automatically extended for use up to ten years from the date of the agreement. These credits maybe either used by the Company or sold to other parties at the option of the Company.

The Company has issued 400,000 series A preferred shares in full satisfaction of an initial payment of $1,500,000 on the agreement. The remaining balance of $11 million will become payable as the media credits are used. The preferred shares are non-voting, not entitled to dividends and are automatically convertible into common shares upon the later of eighteen months after the date of the agreement or 180 days after the Company's initial public offering providing the holder has raised the Company a minimum of $10 million through the initial public offering. The conversion price is the face value of the preferred shares converted divided by 75% of the price paid for common shares by public investors in connection with the initial public offering. The preferred shares will be redeemable, at the option of the Company, for $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

The Company had initially recorded the preferred share and corresponding prepaid asset at $1.10 per share being the Company's best estimate of fair value at the date the transaction was consummated. The Company has since recognized an impairment charge of $440,000 against these media credits.

Note 9. Income Taxes

No provision for income taxes has been made for the period as the Company incurred net losses.

Deferred Tax Assets

As of October 31, 2003 and 2002, the Company has net operating losses of approximately $1,627,600 and $207,000, respectively, available for future deduction from taxable income derived in the United States until the years 2021 and 2022. In addition, the Company's Canadian subsidiary has non-capital losses of approximately $610,000 and $256,000, respectively, available for future deductions from taxable income derived in Canada, which expire in 2008 and 2009, and the Company's Hong Kong subsidiary has non-capital operating losses of approximately $114,000, and $109,000, respectively, which do not expire. The potential benefit of net operating loss carryforwards has not been recognized in the financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

                                                                           2003                    2002
                                                                     ---------------         ---------------
Deferred tax assets
    Net operating loss carryforwards (expiring through 2023)         $       800,000         $       180,000
    Research and development credits                                          45,500                  10,400
    Stock compensation expense                                               214,295                       -

Valuation allowance                                                       (1,059,795)               (190,400)
                                                                     ---------------         ---------------

Net deferred tax assets                                              $             -         $             -
                                                                     ===============         ===============

The difference between the U.S. Statutory Federal tax rate of 34% and the provision for income tax of zero recorded by the Company is primarily attributable to the change in the Company's valuation allowance against its deferred tax assets ($879,795 and $180,000 for 2003 and 2002, respectively) and to a lesser extent to the tax rate differential on losses in foreign countries.

Investment Tax Credits

As of October 31, 2003 and 2002, the Company's Canadian subsidiary has investment tax credits of $45,500 and $16,000, respectively, which may be carried forward and used to offset the subsidiary's future Canadian income tax liabilities. The benefit of these tax credits has not been recognized in the financial statements and they will expire in 2012.

Note 10. Commitments

During 2003, an agreement between the Company and one of its shareholders to acquire certain land owned by the shareholder in San Marcos, Texas, was terminated.

The Company has an operating lease for office space in Langley, B.C., Canada. The lease expires August 31, 2004, with an option to renew the lease for an additional three years. Required payments on this lease in 2004 total $38,220. The Company also has a month-to-month lease for office space in Bellingham, Washington. For 2003 and 2002, the Company incurred total rent expense of $35,833 and $43,920, respectively, related to these leases.

Note 11. Business Segment Information

The Company operates in two reportable business segments - geothermal and bio-energetic medical. The segments are managed separately because each business requires different production and marketing strategies. The geothermal segment is located in the Americas and the bio-energetic medical segment is located in Asia. Summarized financial information by segment for the years ended October 31, 2003 and 2002, and cumulative from February 9, 2001 (inception) to October 31, 2003, as taken from the internal management reports, is as follows:

                                                                                          Cumulative During
                                                                                           the Development
                                                        2003               2002                 Stage
                                                   ---------------     --------------    --------------------
Revenue
    Geothermal                                     $            -      $        173          $          173

    Bio-Energetic Medical                                       -             8,371                   8,371
                                                   --------------      ------------          --------------

                                                   $            -      $      8,544          $        8,544
                                                   ==============      ============          ==============

Loss
    Geothermal                                     $   (2,405,170)     $   (504,078)         $   (3,091,854)
    Bio-Energetic Medical                                  (4,967)         (109,263)               (114,230)
                                                   --------------      ------------          --------------

                                                   $   (2,410,137)     $   (613,341)         $   (3,206,084)
                                                   ==============      ============          ==============

Assets
    Geothermal                                     $       93,050
    Bio-Energetic Medical                                  11,067
                                                   --------------

                                                   $      104,117
                                                   ==============

Note 12. Subsequent Events

Subsequent to October 31, 2003, the Company has approved the issuance of the following additional shares and options:

         o 36,652 common shares for services with a fair value of $11,663;

         o 40,000 options to purchase common shares of the Company to certain consultants consisting of 20,000 with an exercise price of $1.00 and 20,000 with an exercise price of $1.50;

         o 50,000 common shares and 100,000 options to purchase common shares of the Company at an exercise price of $0.75 per share to certain employees.

         o        The option to acquire 650 acres in Rifle, Colorado, lapsed.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Balance Sheets
(Expressed in United States dollars)
April 30, 2004
(unaudited)

Assets

Current assets:
          Cash                                                                         $           6,542
          Goods and services tax receivable                                                        3,917
          Inventory                                                                               13,990
          Prepaid expenses and deposits                                                            5,485
          -----------------------------------------------------------------------------------------------
          Total current assets                                                                    29,934

Property and equipment, net                                                                       41,810

Deposits                                                                                           3,669
---------------------------------------------------------------------------------------------------------

Total assets                                                                           $          75,413
=========================================================================================================

Liabilities and Stockholders' Deficiency

Current liabilities:
          Accounts payable                                                             $         240,744
          Accrued expenses                                                                        54,419
          Accrued wages                                                                           66,141
          Tenant inducements                                                                           -
          Notes payable, related parties                                                          24,140
          Due to shareholders                                                                    186,703
          -----------------------------------------------------------------------------------------------
          Total current liabilities                                                              572,147


Stockholders' Deficiency
       Preferred stock:
          $0.001 par value, authorized 10,000,000 shares
          subscribed and unissued 400,000 shares                                                     400
       Common stock:
          $0.001 par value, authorized 100,000,000 shares
          issued and outstanding 12,049,244 shares                                                12,049
       Additional paid in capital                                                              3,619,744
       Stock subscriptions receivable                                                                (90)
       Deficit accumulated during development stage                                           (4,113,305)
       Accumulated other comprehensive loss                                                      (15,532)
---------------------------------------------------------------------------------------------------------
          Total stockholders' deficiency                                                        (496,734)
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' deficiency                                         $          75,413
=========================================================================================================


See accompanying notes to consolidated financial statements

                                      F-22

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Operations
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003 and the cumulative period from inception on February 9, 2001 to April 30, 2004 (unaudited)


                                                                                                                      Cumulative
                                                                                                                         from
                                                                                                                     inception on
                                                         Three months   Three months   Six months    Six months       February 9,
                                                             ended         ended         ended          ended          2001 to
                                                           April 30,     April 30,      April 30,     April 30,       April 30,
                                                              2004          2003          2004          2003             2004
                                                          -----------   -----------   -----------    -----------     -----------
Revenue                                                   $         -   $         -   $         -    $         -     $     8,544

Cost of Sales                                                       -             -             -              -           6,257
                                                       --------------------------------------------------------------------------

Gross Profit                                                        -             -             -              -           2,287

Expenses:
         General and administrative                           436,563       692,239       736,447        969,904       3,019,481
         Research and development                              86,891        62,216       170,788        114,793         543,880
         Impairment of media credit                                 -             -             -              -         440,000
         ------------------------------------------------------------------------------------------------------------------------
                                                              523,454       754,455       907,235      1,084,697       4,003,361

Other income:
         Interest expense                                                                                                 (1,112)
         Interest expense, related parties                                                                              (111,542)
         Interest income                                            5            36            14             40             423
         ------------------------------------------------------------------------------------------------------------------------
                                                                    5            36            14             40        (112,231)
---------------------------------------------------------------------------------------------------------------------------------

Loss for the period                                       $   523,449   $   754,419   $   907,221    $ 1,084,657     $ 4,113,305
---------------------------------------------------------------------------------------------------------------------------------

Loss per share - basic and diluted                        $      0.05   $      0.07   $      0.08    $      0.11     $      0.41

Weighted average number of shares outstanding              11,602,474    10,589,325    11,531,676     10,184,898      10,017,920
                                                       ==========================================================================


See accompanying notes to consolidated financial statements

                                      F-23

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity and Comprehensive Loss
(Expressed in United States dollars)
For the six months ended April 30, 2004
(unaudited)

                                                                                                Deficit    Accumulated
                                                                                    Stock     accumulated     other
                                                                       Additional  subscrip-   during the    compre-       Total
                                   Common stock     Preferred stock      paid in    tions     development    hensive   stockholders'
                                    (note 7(c))        (note 7(b))       capital   receivable    stage         loss        equity
                             ---------------------  ----------------  ------------  -------   ------------   ---------   ----------
                             Number of              Number of
                               Shares      Amount    Shares   Amount
Balance, October 31, 2003    11,355,985  $  11,356  400,000  $   400  $  2,870,399  $   (90)  $ (3,206,084)  $ (14,716)  $ (338,735)

Common stock issued
  for services received         693,259        693        -        -       706,001        -              -           -      706,694

Options issued in exchange
  for services received               -          -        -        -        43,344        -              -           -       43,344

Loss for the period                   -          -        -        -             -        -       (907,221)          -     (907,221)
Foreign currency translation          -          -        -        -             -        -              -        (816)        (816)
                                                                                                                         ----------
Comprehensive loss                    -          -        -        -             -        -              -           -     (908,037)
                            --------------------------------------------------------------------------------------------------------

Balance April 30, 2004       12,049,244  $  12,049  400,000  $   400  $  3,619,744  $   (90)  $ (4,113,305)  $ (15,532)  $ (496,734)
                            ========================================================================================================



See accompanying notes to consolidated financial statements.

                                      F-24

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Cash Flows
(Expressed in United States dollars)
For the three months and ended April 30, 2004 and 2003
and the cumulative period from inception on February 9, 2001 to April 30, 2004
(unaudited)


                                                                                                                Cumulative
                                                                                                                   from
                                                                                                               inception on
                                                    Three months    Three months    Six months   Six months     February 9,
                                                        ended          ended          ended         ended        2001 to
                                                      April 30,      April 30,       April 30,    April 30,     April 30,
                                                         2004           2003           2004         2003           2004
                                                     -----------    -----------    -----------   -----------   -----------
Cash provided by (used in):

Operations:
    Loss for the period                              $   (523,449) $   (754,419)  $   (907,221) $ (1,084,657)  $ (4,113,305)
    Adjustment to reconcile loss for the period to
    net cash used in operating activities:
       Loss on disposal of property and equipment             398             -            398             -          9,383
       Loss on lapse of real estate option                      -             -         10,000             -         10,000
       Amortization of property and equipment               5,338         4,305         11,843         7,602         53,264
       Amortization of tenant inducements                    (790)       (3,002)        (1,956)       (2,020)       (16,048)
       Common stock issued for services                         -             -         10,000             -         88,200
       Common stock issued to related parties
          for services                                     93,345         7,875        169,997       182,875        595,747
       Common stock issued to related parties
          for debt settlement and equipment               509,029       107,765        509,029       107,765        811,071
       Common stock issued for debt settlement             17,668             -         17,668             -         17,668
       Options and warrants issued for services                 -             -          5,846             -        129,006
       Options and warrants issued to related
          parties for services                             12,500       430,647         37,500       469,008        694,862
       Charge for impairment of media credits                   -             -              -             -        440,000
       Changes in assets and liabilities
              Goods and services tax receivable            (1,877)       (1,917)           650           683         (9,767)
              Inventory                                    (1,448)            -           (914)            -         (1,490)
              Prepaid expenses                             (1,053)       (2,917)        (1,985)       (2,924)        (5,485)
              Accounts payable                              2,657       (19,326)        52,981       (14,794)       240,744
              Accrued expenses                            (13,941)        7,855         12,583         7,926         54,419
             Accrued wages                               (134,455)       71,449        (33,083)      145,596         66,141
                                                     -----------------------------------------------------------------------
    Net cash used in operating activities                 (36,078)     (151,685)      (106,664)     (182,940)      (935,590)
                                                     -----------------------------------------------------------------------

Investments:
    Purchase of property and equipment                     (3,227)            -         (3,938)            -        (64,479)
    Proceeds from disposal of assets                        8,360             -          8,360             -         21,140
    Deposits and other                                          -        (1,093)         2,186             -         (3,669)
                                                     -----------------------------------------------------------------------
    Net cash used in investing activities                   5,133        (1,093)         6,608             -        (47,008)
                                                     -----------------------------------------------------------------------

Financing:
    Issuance of common stock                                    -       149,132              -       207,582        689,083
    Tenant inducements received                                 -             -              -             -         16,042
    Advances from shareholders                             46,953        (1,745)       142,064             -        287,233
    Repayments to shareholders                            (43,300)          (44)       (43,300)       (5,208)       (73,197)
    Loan proceeds received                                      -        31,201              -        31,201        103,342
    Loan repayments                                             -       (21,298)             -       (21,298)       (15,902)
    ----------------------------------------         -----------------------------------------------------------------------
    Net cash provided by financing activities               3,653       157,246         98,764       212,277      1,006,601
    ----------------------------------------         -----------------------------------------------------------------------

Foreign exchange gain (loss) on cash held in
  foreign currency                                            743         7,711          5,208        (1,735)       (17,461)
                                                     -----------------------------------------------------------------------

Increase in cash during the period                        (26,549)       12,179          3,916        27,602          6,542

Cash at beginning of the period                            33,091        17,348          2,626         1,925              -
                                                     -----------------------------------------------------------------------

Cash at end of the period                            $      6,542  $     29,527   $      6,542  $     29,527   $      6,542
                                                     =======================================================================


See accompanying notes to consolidated financial statements

                                      F-25

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Cash Flows (continued)
(Expressed in United States dollars)
For the six months ended April 30, 2004 and 2003
and the cumulative period from inception on February 9, 2001 to April 30, 2004
(unaudited)


Supplementary Information:

                                                                                                  Cumulative
                                                                                                     from
                                                                                                 inception on
                                                                   Six months    Six months       February 9,
                                                                     ended          ended          2001 to
                                                                    April 30,     April 30,       April 30,
                                                                      2004          2003             2004
                                                                  -----------    -----------     -----------

Interest paid                                                     $        -     $         -     $      5,363
Income taxes paid                                                          -               -                -
Non-cash transactions:
  Common shares subscribed in exchange for stock
    subscriptions receivable                                               -               -           25,211
  Preferred shares issued for prepaid media credits                        -               -          440,000
  Automotive equipment acquired from a related party
    for common shares                                                      -               -           51,323
  Common shares issued for deposit on proposed
    land purchase                                                          -               -           10,000
  Common shares issued for purchase of inventory                           -               -           12,500
  Payment on notes payable to related parties by
    issuance of common shares                                              -               -           20,000
  Payment on shareholder debt by issuance of
    common shares                                                    381,771               -          454,416


See accompanying notes to consolidated financial statements

                                      F-26

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

1.       Description of Business and Summary of Significant Accounting Policies

Organization

Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the state of Nevada on April 4, 2001. The Company's subsidiary, Essential Innovations Corp., is engaged in the development and distribution of eco-friendly, lifestyle enhancement solutions for the betterment of energy, water, air and health. Substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage enterprise. Essential Innovations Asia Limited was incorporated as a wholly-owned subsidiary on April 9, 2002, for the purpose of marketing under exclusive global rights, except in Canada and the United States, the bio-energetic devices produced by SOTA Instruments.

Future Operations

The Company's financial statements have been prepared using generally accepted accounting principles of the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenue from its products nor positive cash flow from operations and has a material working capital deficit. It is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds required will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding will necessitate the Company to reduce or limit its operating activities.

Basis of Consolidation

These consolidated financial statements include the accounts of Essential Innovations Technology Corp. and its wholly-owned subsidiaries, Essential Innovations Corp. and Essential Innovations Asia Limited. Essential Innovations Corp. was incorporated on February 9, 2001, and as noted above, the Company was incorporated on April 4, 2001. At that time, all the existing shareholders of Essential Innovations Corp. exchanged their common shares for common shares of the Company. The Company had no assets or liabilities at the time of the exchange. As the only assets of the combined entity after the exchange were those of the subsidiary prior to the exchange, a change in ownership did not take place. As this exchange lacked substance, it was not a purchase event and has been accounted for based on existing carrying amounts of the subsidiary's assets and liabilities, consistent with the guidance contained in FASB Technical Bulletin 85-5, Issues Relating to Accounting for Business Combinations. All significant intercompany balances and transactions have been eliminated.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

Interim Period Financial Statements

The interim period financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period financial statements should be read together with the audited financial statements and accompanying notes included in the Company's audited financial statements for the years ended October 31, 2003 and 2002. In the opinion of the Company, the unaudited financial statements contained herein contain all adjustments necessary to present a fair statement of the results of the interim periods presented.

Revenue Recognition

Revenues from the sales of bio-energetic medical products are recognized as the sales are made, the price is fixed and determinable, collectibility is probable, and no significant Company obligations with regard to the products remain. Future revenues from the sale of geothermal products will be recognized in the same manner.

Loss Per Share

Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is antidilutive.

Foreign Operations and Currency Translation

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the reporting period. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss), until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amount was not material during the three and six months ended April 30, 2004 and 2003.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

Effective August 1, 2003, the Company changed its functional currency from the Canadian dollar to the U.S. dollar. The Company continues to use the U.S. dollar as its reporting currency. The reason for the change was because a majority of the Company's transactions are denominated in U.S. dollars. Consistent with SFAS No. 53, Foreign Currency Translation, the change in functional currency will be accounted for prospectively, therefore, there is no effect on the historical financial statements. The translated amounts for nonmonetary assets at July 31, 2003, became the accounting basis for those assets as of August 1, 2003. Essential Innovations Corp. uses the Canadian dollar as its functional currency. Essential Innovations Asia Limited uses the Hong Kong dollar as it functional currency.

Stock Based Compensation

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of the Company's stock and the exercise price of options issued on the date of grant ("the intrinsic-value method"). Unearned compensation, if any, is amortized over the vesting period of the individual options.

As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income (loss) if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

                                                                                          April 30,
                                                                                 2004                    2003
                                                                          ------------------------------------------
        Loss, as reported                                                 $           907,221    $         1,084,657
        Add stock-based employee compensation expense included in                     (37,500)              (469,008)
            reported net loss, net of tax
        Deduct total stock-based employee compensation expense
            determined under the fair-value method, net of tax                        104,462                132,081
                                                                          -------------------    -------------------
        Pro forma loss                                                    $           974,183    $           747,724
                                                                          ===================    ===================

        Pro forma loss per share                                          $              0.08    $              0.07
                                                                          ===================    ===================

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

2.       Property and Equipment

Property and equipment consists of the following:

                                                   Accumulated       Net Book
                                        Cost      Depreciation        Value
--------------------------------------------------------------------------------

Automotive equipment                $    23,186    $     4,629     $    18,557
Computer equipment                        5,310          2,608           2,702
Computer Software                         1,862            545           1,317
Office furniture and equipment           21,399          6,568          14,831
Leasehold improvments                    34,003         29,600           4,403
--------------------------------------------------------------------------------
                                    $    85,760    $    43,950     $    41,810
================================================================================

3.       Related-Party Transactions and Balances

Due to Shareholders

Amounts due to shareholders at April 30, 2004, are unsecured, without specific terms of repayment and noninterest bearing with the exception of $30,000, for which interest is 12% of the principal amount, regardless of when repayment was made. During 2002, warrants were granted that entitle the holder of the $30,000 loan to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in additional paid-in capital. During 2003, a shareholder settled $72,645 of noninterest-bearing loans in exchange for 290,580 fully paid common shares. The common shares were recorded at their estimated fair value of $145,290, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized an additional expense of $72,645.

Other Related-Party Transactions

During the six months ended April 30, 2004:

         o The Company incurred consulting fees and related expenses to a company controlled by an officer and director of the Company in the amount of $75,840 (2003 $27,000). The unpaid balance as at April 30, 2004, of $25,000 is included in accounts payable.

         o Interest expense of $359 (2003 - nil) was accrued on short-term loans and advances to related parties.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

4.       Share Capital

Preferred Shares

During 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights, including voting powers, preferences and restrictions, shall be determined by the board of directors before the issuance of any shares.

During 2003, the Company entered into an agreement for the acquisition of media credits requiring a deposit, which the Company satisfied by issuing 400,000 Series A preferred shares. The Company recorded these shares at their estimated fair value of $440,000 or $1.10 per share. These shares are nonvoting, noncumulative and are automatically convertible into common shares on a one-for-one basis upon the later of 18 months after the date of the agreement, February 14, 2003, or 180 days after the Company's initial public offering yielding a minimum of $10 million. The preferred shares will be redeemable at the option of the Company of $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

Common Shares

During the six months ended April 30, 2004:

         o The Company issued 62,832 common shares for services with a fair value of $11,663. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transactions, and the Company has recorded a loss of $31,534 on the exchanges resulting from an increase in value of the shares between the commitment date and settlement date.

         o The Company issued 50,000 common shares to certain employees for services provided. The common shares have been recorded at their estimated fair value of $1.00 per share on the dates the services were provided.

         o The Company issued a total of 509,029 common shares to certain management and directors for payment of accrued wages and loans in the amount of $381,772. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company has recorded a loss of $127,257 resulting from the transactions.

         o The Company issued 53,730 common shares to a certain employee for services provided with a fair value of $67,162. The common shares have been recorded at their estimated fair value of $1.25 per share on the date of the transaction.

         o The Company issued 17,668 common shares for payment of certain services received with a fair value of $8,834. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company has recorded a loss of $8,834 on the exchange.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

During 2003, the Company issued 10,000 common shares for which proceeds had been received prior to October 31, 2002, and 364,945 common shares for total cash proceeds of $250,993 received during the year, including 25,800 shares at $0.25 per share, 187,000 shares at $0.50 per share, 13,750 shares at $0.64 per share, 134,497 shares at $1.00 per share, and 3,898 shares at $2.00 per share. The Company paid stock issue costs of $1,915 of which $1,107 was paid to two officers and directors of the Company.

In addition, the Company recorded the following transactions during 2003:

         o acquisition of certain automotive equipment from a stockholder, valued at $15,120, in exchange for 60,480 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the date of the transaction, and the Company has recorded a loss of $15,120 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o settlement of a portion of certain shareholder and other loans totaling $92,645 for 370,580 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates of settlement, and the Company recorded a loss of $92,645 arising from these settlements resulting from an increase in value of the shares between the commitment date and settlement date.

         o issuance of 666,500 common shares, to certain employees and consultants for services provided. The common shares have been recorded at their estimated fair value on the dates the services were provided being 381,500 at the estimated fair value of $0.50 per share and 285,000 at the estimated fair value of $1.00 per share.

         o acquisition of certain automotive equipment from a stockholder, with a fair value of $12,728, in exchange for 38,680 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company recorded a loss of $25,952 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o settlement of $50,000 payable to a company controlled by a director and officer in exchange for 67,000 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company recorded a loss of $17,000 on the debt settlement resulting from an increase in value of the shares between the commitment date and settlement date.

         o acquisition of certain automotive equipment and repairs from a related party, with a fair value of $31,200, in exchange for 124,800 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company has recorded a loss of $93,600 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004 (unaudited)

         o issuance of 10,000 common shares for the option to acquire 650 acres in Rifle, Colorado for $2.3 million. The common shares have been recorded at their estimated fair value of $1.00 per share.

         o issuance of 50,000 common shares on the exercise of warrants by the holder at the exercise price of $0.25 per share. The Company received inventory with a fair value of $12,500 for these shares.

Stock Purchase Warrants

At April 30, 2004, the Company had outstanding warrants to purchase 250,000 shares of the Company's common stock, at $0.25 per share. The warrants expire in years beginning with 2007 and continuing through 2010. At April 30, 2004, 250,000 shares of common stock were reserved for that purpose.

5.       Stock-based Compensation

Although the Company does not have a formal stock option plan, during 2004 and 2003, the Company issued stock options to directors, employees, advisors and consultants.

A summary of the Company's stock options is as follows:

                                                                                                        Weighted
                                                                                   Numbers of            Average
                                                                                    Options           Exercise Price
                                                                              ------------------     ----------------
Outstanding at October 31, 2001                                                              -         $     -

Granted
  Options issued to directors, employees, advisors, and consultants                  2,520,000            0.61
  Options issued to others                                                              60,000            0.88
                                                                              ------------------
Outstanding at October 31, 2002                                                      2,580,000            0.62

Granted
  Options issued to directors, employees, advisors, and consultants                  2,131,700            0.91
  Options issued to others                                                             158,300            0.91
                                                                              ------------------

Outstanding at October 31, 2003                                                      4,870,000            0.75
  Options issued to employees and consultants                                          390,000            1.06
                                                                              ------------------
Outstanding as April 30, 2004                                                        5,260,000            0.76
                                                                             ==================

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

The following table summarizes stock options outstanding at April 30, 2004:

                                             Average Remaining        Number
                   Number Outstanding at     Contractual Life     Exercisable at
 Exercise Price       April 30, 2004              (Years)         April 30, 2004
----------------- ------------------------  -------------------  ---------------
    $0.25                  404,750                3.68                404,750
     0.50                  547,250                5.20                547,250
     0.75                1,458,000                7.36              1,458,000
     1.00                2,613,750                6.73              2,526,250
     1.25                   50,000                3.68                 50,000
     1.50                  170,000                6.00                 82,500
     2.00                   16,250                6.00                 16,250
                  ----------------------                         ---------------
                         5,260,000                                  5,085,000
                  ======================                         ===============

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of the options granted were risk-free interest rate of 5.0%, a 5-year expected life, and a dividend yield of 0.0%.

6.       Business Segment Information

The Company operates in two reportable business segments - geothermal and bio-energetic medical. The segments are managed separately because each business requires different production and marketing strategies. The geothermal segment is located in the Americas and the bio-energetic medical segment is located in Asia. Summarized financial information by segment for the three and six months ended April 30, 2004 and 2003, and cumulative from February 9, 2001 (inception) to April 30, 2004, as taken from the internal management reports, is as follows:

                                    Three            Three            Six              Six            Cumulative
                                Months Ended     Months Ended     Months Ended    Months Ended        During the
                               April 30, 2004   April 30, 2003   April 30, 2004  April 30, 2003    Development Stage
------------------------------ ---------------- ---------------- --------------- ---------------- --------------------
Revenue
  Geothermal                    $          -    $          -      $          -     $          -      $        173
  Bio-Energetic Medical                                                                                     8,371
                                ------------    ------------      ------------     ------------      ------------
                                $          -    $          -      $          -     $          -      $      8,544
Loss
  Geothermal                    $   (523,418)   $   (754,287)     $   (906,511)    $ (1,081,136)     $ (3,998,365)
  Bio-Energetic Medical                  (31)           (132)             (710)          (3,521)         (114,940)
                                ------------    ------------      ------------     ------------      ------------
                                $   (523,449)   $   (754,419)     $   (907,221)    $ (1,084,657)     $ (4,113,305)

Assets
  Geothermal                    $     64,408
  Bio-Energetic Medical               11,005
                                ------------
                                $     75,413
                                ============

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the three and six months ended April 30, 2004 and 2003, and the Period from inception on February 9, 2001, to April 30, 2004
(unaudited)

7.       Comparative Figures

Certain comparative figures have been reclassified to conform with the current presentation.

8.       Subsequent Event

Subsequent to April 30, 2004, the Company entered into an agreement with the holder of the preferred shares to redeem all of the 400,000 issued preferred shares for a total of $4,000 and return the unused media credits.

=======================================  =======================================

---------------------------------------
           TABLE OF CONTENTS                        $9,375,000 Maximum
---------------------------------------
Prospectus Summary Information........2
Risk Factors..........................4
Forward-Looking Statements............9           ESSENTIAL INNOVATIONS
Use of Proceeds......................10              TECHNOLOGY CORP.
Common Stock and Dividend Policy.....11
Dilution and Comparative Data........12
Management's Discussion and
  Analysis or Plan of Operation......13
Business and Property................17          7,500,000 Shares Maximum
Management...........................25                Common Stock
Principal Stockholders...............30              $0.001 Par Value
Certain Transactions.................32
Description of Securities............35
Selling Stockholders.................36
Plan of Distribution.................39
Legality of Stock....................41
Where You Can Find
  Additional Information.............41
Change in Accountant.................42
Index to Financial Statements........43

                                                   ---------------------
                                                         PROSPECTUS
                                                   ---------------------

You  should  rely  on  the  information
contained   in  this   Prospectus.   No
dealer,  salesperson or other person is
authorized to give  information that is
not contained in this Prospectus.  This
Prospectus  is not an offer to sell nor
is it  seeking  an offer  to buy  these
securities  in any  jurisdiction  where
the offer or sale is not permitted. The
information     contained    in    this
Prospectus  is  correct  only as of the
date of this Prospectus,  regardless of
the  time  of  the   delivery  of  this
Prospectus   or  any   sale  of   these
securities.

Until  __________,  2004 (40 days after
the commencement of the offering),  all
dealers  that  effect  transactions  in
these   securities,   whether   or  not
participating in this offering,  may be
required to deliver a Prospectus.  This             ________________, 2004
is  in   addition   to   the   dealers'
obligation to deliver a Prospectus when
acting as underwriters and with respect
to   their   unsold    allotments    or
subscriptions.
=======================================  =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents that have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of the registrant's articles of incorporation provides that, to the fullest extent permitted by the Nevada Law, the registrant shall indemnify directors and may indemnify officers, employees, or agents of the registrant to the extent authorized by the board of directors and in the manner set forth in the bylaws of the registrant. The bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada Law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The registrant also enters into indemnification agreements consistent with Nevada Law with certain of its directors and officers. In addition, the registrant's officers and directors are provided with indemnification against certain liabilities pursuant to a directors' and officers' liability policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable. (See Item 28. Undertaking.)

--------------------------------------------------------------------------------
              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------------------------------------------------------------------------------

         The following table sets forth the estimated expenses payable by Registrant in connection with the offering:

                       Nature of Expense                               Amount
                       -----------------                               ------
SEC registration fees............................................   $    2,023
Accounting fees and expenses.....................................       45,000
Legal fees and expenses..........................................       50,000
Printing and engraving expenses..................................       12,500
State securities laws compliance fees and expenses...............       22,500
Miscellaneous....................................................       17,977
                                                                    ----------
         Total...................................................   $  150,000
                                                                    ==========


--------------------------------------------------------------------------------
                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

         During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

         Transactions involving the issuances of stock to persons who, at the time of such transactions, were either executive officers, directors, principal stockholders or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

Issuances to Founders, Directors and Executive Officers

         Issuances upon Organization

         In March and April 2001, we issued an aggregate of 8,000,000 shares of our common stock to our founders and initial members of our board of directors. These shares were issued at their par value of $0.001 per share in recognition of the founder's contributions of the business plan and organizational efforts and of the directors' agreement to serve in that capacity. Each of our founders and initial directors was intimately acquainted with our business plan and proposed activities at the time of the issuance of these shares.

         Subsequent Issuances

         On June 1, 2001, we issued 70,000 shares of our common stock to the members of our board of directors at their par value of $0.001 per share in recognition of their continued service on our board of directors.

         In February 2003, we agreed to issue to Kenneth G.C. Telford and a member of his staff an aggregate of 175,000 shares of common stock and options to purchase 475,000 additional shares of common stock (250,000 with an exercise price of $0.50 per share and 225,000 with an exercise price of $1.00 per share) for consulting services, including Mr. Telford acting as our chief financial officer, between January and September 2003. Mr. Telford represented in writing that he was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the securities to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we issued 290,580 shares of our common stock to Morpheus Financial Corporation (which at that time was deemed to be owned by William Yang, one of our directors) upon the conversion of $72,465 owed to it at an agreed conversion rate of $0.25 per share. Morpheus Financial Corporation represented in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we also issued 50,000 shares at an agreed value of $0.50 per share to Mr. Yang as compensation for providing consulting and advisory services in Hong Kong and the People's Republic of China related to the formulation and development of our marketing and distribution plan in the Asia-Pacific region. Mr. Yang represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In September 2003, we formalized an agreement effective July 31, 2003, and agreed to issue 67,000 shares of our common stock to a company controlled by Kenneth G.C. Telford, a director and our chief financial officer, upon the conversion of $50,000 owed to him in accrued but unpaid consulting fees at an agreed conversion rate of $0.75 per share. Also in September 2003, we agreed to issue to Mr. Telford 200,000 shares of our common stock as consideration for his agreement to enter into a new employment agreement with us. Mr. Telford represented in writing that he was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In September 2003, we agreed to issue 25,000 shares of our common stock to Peter Bond in recognition of his agreement to serve on our board of directors. Mr. Bond acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In September 2003, we formalized agreements effective July 31, 2003, with three of our executive officers, two of whom are also directors, to issue options to purchase an aggregate of 278,000 shares of our common stock, upon the conversion of a total of $208,876 owed to them in accrued but unpaid salary.

Also in September 2003, we agreed to issue the same three executive officers options to purchase an aggregate of 650,000 shares of our common stock as consideration for their agreements to enter into new employment agreements with us. Each of the executive officers was not a resident of the United States, and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         On October 1, 2003, we issued to Jason McDiarmid, our president and chief executive officer, options to purchase 50,000 shares of our common stock at any time before January 1, 2011, of which 25,000 options have an exercise price of $0.25 per share and 25,000 options have an exercise price of $0.50 per share. The options were issued as consideration for Mr. McDiarmid's making a loan to us.

         On March 1, 2004, we issued options to purchase 150,000 shares of common stock to Russell White in recognition of his agreement to serve on our board of directors. Of these options, 75,000 were vested upon their grant (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on July 1, 2010; the other 75,000 options become vested on March 1, 2005 (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on March 1, 2010.

         In March 2004, we issued 509,029 shares of our common stock to four of our executive officers, three of whom are directors, upon the conversion of accrued but unpaid salaries and amounts due under loan agreements. The shares were issued at a price of $0.75 per share. Each of the executive officers was not a resident of the United States and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

Issuances to Investors outside the United States

         During the period from our inception (February 9, 2001) through the date of this prospectus, we have sold an aggregate of 2,396,137 shares of our common stock to a total of 61 investors outside the United States for a total of $834,834 in cash. These shares were issued at prices ranging from $0.25 to $2.00 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In June 2001, we issued 25,000 shares of our common stock as compensation for services performed on our behalf by a contractor who assisted us with the construction and completion of the 2,000 square foot office space within our 7,000 square foot Canadian facility. These shares were issued at an agreed value of $0.001 per share. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued 60,480 shares of our common stock to an automobile dealer in Canada for two vehicles with an agreed value of $15,120. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued an aggregate of 271,500 shares at an agreed value of $0.50 per share to a total of four of our employees in Canada as compensation for their efforts in the development and pre-commercialization of our EI Elemental Heat Energy System and the ongoing sales, marketing, and administrative day-to-day operation and oversight of the corporation. The employees represented in writing that they were not residents of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In March 2003, we issued 80,000 shares of our common stock to Norman Wuschke (the father of one of our directors) upon the conversion of $20,000 owed to him at an agreed conversion rate of $0.25 per share. Mr. Wuschke represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we issued 10,000 shares at an agreed value of $0.50 per share to one nonaffiliated individual for financial consulting and advisory services performed on our behalf, focused particularly on introductions to certain experienced individuals who might agree to join us as members of our board of directors or advisory board. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In July 2003, we issued an aggregate of 18,700 shares of common stock, options to purchase 6,250 shares of common stock at $1.00 per share, and options to purchase 6,250 shares of common stock at $2.00 per share to three investors for an aggregate of $18,700. All of the options are exercisable until July 1, 2010. Each investor is also entitled, in the event a trading market develops for our common stock and the share price is below $1.00 per share, to require us to issue them additional shares of common stock in the amounts necessary to have the total number of shares, when multiplied by the market price, equal the amount of their investment. All investors represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In August 2003, we issued 38,680 shares of our common stock to an individual in Canada for one motor vehicle with an agreed value of $21,713. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a citizen of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In September 2003, we agreed to issue 3,898 shares of our common stock for $7,796 in cash. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued.

         In September 2003, we agreed to issue 124,800 shares of our common stock to an automobile dealer for one motor vehicle and vehicle maintenance with an agreed value of $31,200. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         On October 1, 2003, we agreed to issue 50,000 shares of our common stock as compensation to a consultant serving as a liaison and public relations facilitator to generate sales, marketing and distribution channels in Asia. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This transaction was made in reliance on Regulation S.

         In January 2004, we agreed to issue an aggregate of 36,652 shares of our common stock to a nonaffiliated individual and a nonaffiliated entity for printing and drilling services, respectively. The recipients represented in writing that they were not residents of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In January 2004, we agreed to issue an aggregate of 50,000 shares of our common stock to two of our employees for engineering and hydro geologic services related to the EI Elemental Heat Energy System. Also in January 2004, we issued options to purchase an aggregate of 100,000 shares of our common stock with an exercise price of $0.75 per share. Each employee represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In January 2004, we issued options to purchase an aggregate of 40,000 shares of our common stock to two consultants, who have subsequently agreed to become employees of ours. One consultant provided computer systems and graphic design services, while the sales and marketing strategic services related to planning for our EI Elemental Heat Energy System. Each consultant received options to purchase 10,000 shares of common stock with an exercise price of $1.00 per share and options to purchase 10,000 shares of common stock with an exercise price of $1.50 per share. Each consultant represented in writing that it was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In March 2004, we issued 17,668 shares of common stock upon the conversion of $8,834 due for professional services. The recipient represented in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2004, we issued 53,730 shares of common stock and options to purchase 100,000 shares of common stock, expiring December 31, 2007 (50,000 of which have an exercise price of $0.75 per share and 50,000 of which have an exercise price of $1.25 per share) to an employee as payment for services relating to corporate and media relations. The employee represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In April 2004, we issued an aggregate of 9,344 shares of common stock to two employees as payment for services. One employee provided computer systems and graphic design services, while the other provided sales and marketing strategy services related to planning for our EI Elemental Heat Energy System. Each employee represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

Issuances to United States Investors

         Between May 2001 and April 2003, we issued an aggregate of 88,000 shares of our common stock to a total of four United States investors for a total of $33,000 in cash. These shares were issued at prices ranging between $0.25 and $0.50 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In March 2003, we issued 400,000 shares of Series A Preferred Stock with an agreed value of $3.75 per share to one investor as a deposit for the purchase of $1.5 million in media credits. No general solicitation was used, no commission or other remuneration was paid in connection with such transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. In June 2004, we exercised our contractual right to redeem these shares and will be paying an aggregate of $4,000 to redeem the 400,000 shares and have them returned for cancellation.

         In September 2003, we issued 10,000 shares of common stock to one unaffiliated investor as consideration for the grant of an option to purchase real property located in Colorado. No general solicitation was used, no commission or remuneration was paid in connection with the transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

Exemptions from Registration

         Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in the Company and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of the Company to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates contained a restrictive legend.

--------------------------------------------------------------------------------
                                ITEM 27. EXHIBITS
--------------------------------------------------------------------------------

Exhibits

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
   Item 3.     Articles of Incorporation and Bylaws
-------------- ----------------------------------------------------------------- -------------------------------------
    3.01       Articles of Incorporation                                         Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    3.02       Articles of Amendment to the Articles of Incorporation            Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    3.03       Bylaws                                                            Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

   Item 4.     Instruments Defining the Rights of Holders, Including Indentures
-------------- ----------------------------------------------------------------- -------------------------------------
    4.01       Specimen stock certificate                                        Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    4.02       Form of Designation of Rights, Privileges and Preferences         Incorporated by reference from the
               of Series A Preferred Stock                                       registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

   Item 5.     Opinion re: Legality
-------------- ----------------------------------------------------------------- -------------------------------------
    5.01       Opinion of Kruse Landa Maycock & Ricks, LLC                       This filing

  Item 10.     Material Contracts
-------------- ----------------------------------------------------------------- -------------------------------------
    10.01      Lease between Canden Industries Ltd. and Essential                Incorporated by reference from the
               Innovations Corp. dated September 1, 2001                         registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.02      Technology Sale Agreement between William Baumgartner and         Incorporated by reference from the
               Essential Innovations Technology Corp. dated February 20,         registration statement on Form
               2002                                                              SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

                                      II-8

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
    10.03      International Marketing Agreement among SOTA Instruments,         Incorporated by reference from the
               Inc., Essential Innovations Asia Limited and Essential            registration statement on Form
               Innovations Technology Corporation dated April 9, 2002            SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.04      Agreement between: Crown Plaza Executive Suites Corporation       Incorporated by reference from the
               and Essential Innovations Technology Corporation dated            registration statement on Form
               November 26, 2002                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.05      Official Term Sheet between Mr. Ken Telford and Essential         Incorporated by reference from the
               Innovations Technology Corp. effective January 1, 2003,           registration statement on Form
               signed February 21, 2003                                          SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.06      Media Transfer and Stock Purchase Agreement among Essential       Incorporated by reference from the
               Innovations Technology Corporation, Digital Alliance Group,       registration statement on Form
               LLC, and Millennium Capital Quest Corp. dated as of               SB-2, SEC File No. 333-106839,
               February 14, 2003                                                 filed July 7, 2003.

    10.07      Land Transfer and Stock Purchase Agreement among Essential        Incorporated by reference from the
               Innovations Technology Corp., Albert T. Lowman Living             registration statement on Form
               Trust, Darlyne Rossow Lowman, Todd Alan Lowman and Cathy          SB-2, SEC File No. 333-106839,
               Lowman Northcutt dated as of March 24, 2003                       filed July 7, 2003.

    10.08      Addendum to Original Land Transfer and Stock Purchase             Incorporated by reference from the
               Agreement among Essential Innovations Technology Corp.,           registration statement on Form
               Albert T. Lowman Living Trust, Darlyne Rossow Lowman, Todd        SB-2, SEC File No. 333-106839,
               Alan Lowman and Cathy Lowman Northcutt dated May 30, 2003         filed July 7, 2003.

    10.09      Letter of Agreement between Norm Wuschke and Essential            Incorporated by reference from
               Innovations Technology Corp. dated February 10, 2003              amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed
                                                                                 September 12, 2003.

    10.10      Letter of Agreement between Morpheus Financial Corporation        Incorporated by reference from
               and Essential Innovations Technology Corp. dated February         amendment no. 1 to the registration
               27, 2003                                                          statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed
                                                                                 September 12, 2003.

    10.11      Letter of Commitment between Steve Wuschke and Essential          Incorporated by reference from
               Innovations Technology Corp. dated April 1, 2003                  amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed
                                                                                 September 12, 2003.

                                      II-9

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
    10.12      Form of Subscription Agreement                                    Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.13      Employment Term Sheet for Jason McDiarmid                         Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.14      Employment Term Sheet for Ken Telford                             Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.15      Employment Term Sheet for Steve Wuschke                           Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.16      Employment Term Sheet for Stevan Perry                            Incorporated by reference from
                                                                                 amendment no. 2 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed November 17,
                                                                                 2003.

    10.17      Loan Agreement among Kenneth G.C. Telford, Inc., Essential        Incorporated by reference from
               Innovations Corp., and Essential Innovations Technology           amendment no. 2 to the registration
               Corp. dated September 1, 2003                                     statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed
                                                                                 November 17, 2003.

    10.18      Loan Agreement between Jason McDiarmid and Essential              Incorporated by reference from
               Innovations Technology Corp., dated October 1, 2003               amendment no. 2 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed
                                                                                 November 17, 2003.

    10.19      Loan Agreement between Jason McDiarmid and Essential              Incorporated by reference from
               Innovations Technology Corp., dated October 20, 2003              amendment no. 2 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed
                                                                                 November 17, 2003.

                                     II-10

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
    10.20      Consulting Agreement between Paul Guterres and Essential          Incorporated by reference from amendment no.
               Innovations Technology Corp. dated August 1, 2003                 4 to the registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839, filed March
                                                                                 23, 2004

    10.21      Consulting Agreement between Paul Yu and Essential                Incorporated by reference from amendment no.
               Innovations Technology Corp. dated October 1, 2003                4 to the registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839, filed March
                                                                                 23, 2004


    10.22      Media Credit and Stock Purchase Agreement Official                Incorporated by reference from amendment no.
               Termination Letter between Essential Innovations Technology       6 to the registration statement on Form
               Corporation and Millennium Capital Quest Corp. dated June         SB-2, SEC File No. 333-106839, filed June
               13, 2004                                                          22, 2004.

  Item 16      Letter on Change in Certifying Accountant
-------------- ----------------------------------------------------------------- -------------------------------------
    16.01      Letter from KPMG LLP to U.S. Securities and Exchange Commission   This filing
               dated July 9, 2004, regarding change in certifying accountant


  Item 21.     Subsidiaries of the Registrant
-------------- ----------------------------------------------------------------- -------------------------------------
    21.01      Schedule of Subsidiaries                                          Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

  Item 23.     Consents of Experts and Counsel
-------------- ----------------------------------------------------------------- -------------------------------------
    23.01      Consent of Peterson Sullivan PLLC                                 This filing
    23.02      Consent of KPMG LLP, Independent Registered Accounting            This filing
    23.03      Consent of Kruse Landa Maycock & Ricks, LLC                       Included in 5.01 above

  Item 24.     Power of Attorney
-------------- ----------------------------------------------------------------- -------------------------------------
    24.01      Power of Attorney Signatures                                      Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.
_______________
*    The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document.

--------------------------------------------------------------------------------
                              ITEM 28. UNDERTAKING
--------------------------------------------------------------------------------

         The undersigned registrant hereby undertakes that it will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (a) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) include any additional or changed material
                  information on the plan of distribution.

                  (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and includes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment no. 7 to registration statement to be signed on its July 9, 2004.

                                         Essential Innovations Technology Corp.
                                         (Registrant)


                                         By  /s/ Jason McDiarmid
                                            ------------------------------------
                                            Jason McDiarmid, Its President
                                            and Principal Executive Officer

                                         By  /s/ Kenneth G.C. Telford
                                            ------------------------------------
                                            Kenneth G.C. Telford
                                            Its Principal Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Jason McDiarmid
-----------------------------
Jason McDiarmid, Director

/s/ Steve Wuschke
-----------------------------
Steve Wuschke, Director

/s/ David Rezachek
-----------------------------
David Rezachek, Director

/s/ William Yang
-----------------------------
William Yang, Director                 By  /s/ Jason McDiarmid
                                         ---------------------------------------
                                          Jason McDiarmid, Attorney-in-Fact
/s/ William Baumgartner                   Dated July 9, 2004
-----------------------------
William Baumgartner, Director

/s/ Jeane Manning
-----------------------------
Jeane Manning, Director

/s/ Kenneth G.C. Telford
-----------------------------
Kenneth G.C. Telford, Director